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                             CREDIT AGREEMENT


                               by and among


                         MILLER INDUSTRIES, INC.
                                   and
                 MILLER INDUSTRIES TOWING EQUIPMENT INC.
                              as Borrowers,


             NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION
                         as Agent and as Lender,



                                   and


                THE LENDERS PARTY HERETO FROM TIME TO TIME



                             January 30, 1998


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
                        TABLE OF CONTENTS

                                                             Page


                            ARTICLE I
                      Definitions and Terms

1.1.  Definitions. ...........................................   1
1.2.  Rules of Interpretation. ...............................  25

                           ARTICLE II
                  The Revolving Credit Facility

2.1.  Revolving Loans. .......................................  27
2.2.  Payment of Interest. ...................................  29
2.3.  Payment of Principal. ..................................  29
2.4.  Non-Conforming Payments. ...............................  31
2.5.  Notes. .................................................  31
2.6.  Pro Rata Payments. .....................................  31
2.7.  Voluntary Commitment Reductions. .......................  31
2.8.  Conversions and Elections of Subsequent Interest
      Periods. ...............................................  32
2.9.  Increase and Decrease in Amounts. ......................  32
2.10. Commitment Fee. ........................................  33
2.11. Deficiency Advances. ...................................  33
2.12. Use of Proceeds. .......................................  33
2.13. Extension of Stated Termination Date ...................  33
2.14. Swing Line .............................................  34
2.15. Additional Fees ........................................  35

                           ARTICLE III
                        Letters of Credit

3.1.  Letters of Credit.  ....................................  36
3.2.  Reimbursement...........................................  36
3.3.  Letter of Credit Facility Fees..........................  39
3.4.  Existing Letters of Credit. ............................  39

                           ARTICLE IV
                            Security

4.1.  Guaranty.   ............................................  40
4.2.  Stock Pledge. ..........................................  40
4.3.  Negative Pledge. .......................................  40
4.4.  Security Interests. ....................................  40
4.5.  Further Assurances. ....................................  41

                           ARTICLE V
                     Change in Circumstances

5.1.  Increased Cost and Reduced Return. .....................  42
5.2.  Limitation on Types of Loans. ..........................  43
5.3.  Illegality.  ...........................................  43
5.4.  Treatment of Affected Loans. ...........................  44
5.5.  Compensation.   ........................................  44
5.6.  Taxes.  ................................................  45
5.7.  Lending Office. ........................................  46
5.8.  Syndication Costs. .....................................  47
5.9.  Replacement Banks. .....................................  47

                           ARTICLE VI
  Conditions to Making Loans and Issuing Letters of Credit

6.1.  Conditions of Initial Advance  .........................  48
6.2.  Conditions of all Loans and Letters of Credit. .........  50

                           ARTICLE VII
                   Representations and Warranties

7.1.  Organization and Authority.  ...........................  53
7.2.  Loan Documents.  .......................................  53
7.3.  Solvency. ..............................................  54
7.4.  Subsidiaries and Stockholders. .........................  54
7.5.  Ownership Interests. ...................................  54
7.6.  Financial Condition. ...................................  54
7.7.  Title to Properties. ...................................  55
7.8.  Taxes.  ................................................  55
7.9.  Other Agreements. ......................................  55
7.10. Litigation.  ...........................................  55

7.11. Margin Stock.  .........................................  56
7.12. Investment Company. ....................................  56
7.13. Patents, Etc. ..........................................  56
7.14. No Untrue Statement. ...................................  56
7.15. No Consents, Etc. ......................................  56
7.16. Employee Benefit Plans. ................................  57
7.17. No Default. ............................................  58
7.18. Environmental Matters. .................................  58
7.19. Employment Matters. ....................................  59
7.20. RICO. ..................................................  59
7.21. Perfected Security Instruments .........................  59

                           ARTICLE VIII
                      Affirmative Covenants

8.1.  Financial Reports, Etc.  ...............................  60
8.2.  Maintain Properties.  ..................................  61
8.3.  Existence, Qualification, Etc. .........................  61
8.4.  Regulations and Taxes. .................................  61
8.5.  Insurance.  ............................................  62
8.6.  True Books. ............................................  62
8.7.  Right of Inspection. ...................................  62
8.8.  Observe all Laws. ......................................  62
8.9.  Governmental Licenses...................................  62
8.10. Covenants Extending to Other Persons. ..................  62
8.11. Officer's Knowledge of Default. ........................  62
8.12. Suits or Other Proceedings.  ...........................  63
8.13. Notice of Environmental Complaint or Condition. ........  63
8.14. Environmental Compliance. ..............................  63
8.15. Indemnification.  ......................................  63
8.16. Further Assurances. ....................................  64
8.17. Employee Benefit Plans. ................................  64
8.18. Continued Operations. ..................................  65
8.19. Additional Support Documents. ..........................  65
8.20. Subsidiary Support of Permitted Indebtedness. ..........  67
8.21. Opinions of Foreign Counsel. ...........................  67
8.22. Post-Closing Covenants. ................................  67
8.23. Uniform Commercial Code Financing Statements. ..........  67

                           ARTICLE IX
                       Negative Covenants

9.1.  Financial Covenants.....................................  69
9.2.  Acquisitions. ..........................................  70
9.3.  Liens. .................................................  70
9.4.  Indebtedness. ..........................................  71
9.5.  Transfer of Assets. ....................................  71
9.6.  Investments.  ..........................................  72
9.7.  Merger or Consolidation. ...............................  72
9.8.  Restricted Payments.  ..................................  73
9.9.  Transactions with Affiliates.  .........................  73
9.10. Compliance with ERISA, the Code and Foreign
       Benefit Laws.  ........................................  73
9.11. Accounting Changes.  ...................................  74
9.12. Dissolution, etc. ......................................  74
9.13. Limitations on Sales and Leasebacks.  ..................  74
9.14. Change in Control. .....................................  75
9.15. Limitation on Guaranties. ..............................  75
9.16. Negative Pledge Clauses. ...............................  75
9.17. Prepayments, Etc. of Indebtedness. .....................  75
9.18. Restrictive Agreements. ................................  75

                           ARTICLE X
               Events of Default and Acceleration

10.1. Events of Default.  ....................................  76
10.2. Agent to Act. ..........................................  79
10.3. Cumulative Rights.  ....................................  79
10.4. No Waiver.   ...........................................  79
10.5. Allocation of Proceeds. ................................  79
10.6. Judgment Currency.  ....................................  80

                           ARTICLE XI
                            The Agent

11.1. Appointment, Powers, and Immunities. ...................  81
11.2. Reliance by Agent. .....................................  81
11.3. Defaults. ..............................................  82
11.4. Rights as Lender. ......................................  82
11.5. Indemnification. .......................................  82
11.6. Non-Reliance on Agent and Other Lenders. ...............  83
11.7. Resignation of Agent.   ................................  83

11.8. Fees. ..................................................  83

                           ARTICLE XII
                          Miscellaneous

12.1. Assignments and Participations..........................  84
12.2. Notices.  ..............................................  85
12.3. Right of Set-off; Adjustments. .........................  86
12.4. Survival.  .............................................  87
12.5. Expenses. ..............................................  87
12.6. Amendments and Waivers.  ...............................  88
12.7. Counterparts. ..........................................  88
12.8. Termination. ...........................................  88
12.9. Indemnification. .......................................  89
12.10.Severability. ..........................................  89
12.11.Entire Agreement. ......................................  89
12.12.Agreement Controls. ....................................  90
12.13.Usury Savings Clause. ..................................  90
12.14.Governing Law; Waiver of Jury Trial. ...................  90
12.15.Payments  ..............................................  91
12.16.Subordination ..........................................  92
12.17.Joint and Several Obligations ..........................  92

EXHIBIT A    Applicable Commitment Percentages ...............  A-1
EXHIBIT B    Form of Assignment and Acceptance ...............  B-1
EXHIBIT C    Notice of Appointment (or Revocation) of
               Authorized Representative .....................  C-1
EXHIBIT D-1  Form of Borrowing Notice ........................  D-1-1
EXHIBIT D-2  Form of Borrowing Notice -- Swing Line Loans.....  D-2-1
EXHIBIT E    Form of Collateral Assignment of Interests.......  E-1
EXHIBIT F    Form of Guaranty  ...............................  F-1
EXHIBIT G    Form of Interest Rate Selection Notice ..........  G-1
EXHIBIT H    Form of LC Account Agreement ....................  H-1
EXHIBIT I    Form of Negative Pledge Agreement ...............  I-1
EXHIBIT J-1  Form of Revolving Note ..........................  J-1-1
EXHIBIT J-2  Form of Swing Line Note .........................  J-2-1
EXHIBIT K-1  Form of Stock Pledge Agreement (Miller) .........  K-1-1
EXHIBIT K-2  Form of Stock Pledge Agreement (Domestic
               Subsidiaries) .................................  K-2-1
EXHIBIT L    Form of Opinion of Borrowers' and Guarantors'
               Counsel  ......................................  L-1-1
EXHIBIT M    Compliance Certificate ..........................  M-1



SCHEDULE 1.1(a)        Existing Debt
SCHEDULE 1.1(b)        Existing Letters of Credit
SCHEDULE 7.4           Subsidiaries
SCHEDULE 7.6           Existing Indebtedness
SCHEDULE 7.7           Title to Properties
SCHEDULE 7.10          Litigation
SCHEDULE 7.19          Employment Matters
SCHEDULE 8.5           Insurance

                         CREDIT AGREEMENT


          THIS CREDIT AGREEMENT, dated as of January 30, 1998 (the "Agreement"), is made by and among MILLER INDUSTRIES, INC., a Tennessee corporation having its principal place of business in Ooltewah, Tennessee ("Miller"), and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation and wholly owned subsidiary of Miller having its principal place of business in Ooltewah, Tennessee ("Miller Towing") ("Miller and Miller Towing may be referred to individually herein as a "Borrower" and collectively as the Borrowers"), NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender, as the Swing Line Lender and as the Issuing Bank (each as hereinafter defined) ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7, the "Agent");

                       W I T N E S S E T H:

          WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers a revolving credit facility of up to $150,000,000, which will include (i) a $5,000,000 sublimit for the issuance of letters of credit and (ii) a $5,000,000 sublimit for a swing line, the proceeds of which revolving credit facility are to be used as provided in Section 2.12 hereof; and

          WHEREAS, the Lenders are willing to make such revolving credit facility available to the Borrowers, the Swing Line Lender is willing to make the swing line facility available to the Borrowers and the Issuing Bank is willing to issue letters of credit on behalf of the Borrowers, all upon the terms and conditions set forth herein;

          NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

                            ARTICLE I

                      Definitions and Terms
                      ---------------------

          1.1. DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

               "Acquisition" means the acquisition of (i) a controlling interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person. The term "controlling interest" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

               "Advance" means a borrowing under the Revolving
          Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

               "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with Miller; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding Voting Stock of Miller or (iii) 5% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Miller. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

               "Applicable Commitment Percentage" means, with respect to each Lender that portion of the Total Revolving Credit Commitment (including its Participations and its obligations hereunder to the Issuing Bank to acquire Participations) allocable to such Lender (i) with respect to Lenders as of the Closing Date, as set forth in Exhibit A, and (ii) with respect to any Person who becomes a Lender hereafter, as reflected in each Assignment and Acceptance to which such Lender is a party Assignee; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

               "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and Miller by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

               "Applicable Margin" means for each Eurodollar Rate Loan or Base Rate Loan that percent per annum as set forth below, which shall be (i) determined as of each Determination Date based upon the computations set forth in the compliance certificates furnished to the Agent pursuant to Sections 8.1(a)(ii) or 8.1(b)(ii) as of such Determination Date and for the period then ended, subject to review and approval of such computations by the Agent, and any such change shall be effective commencing on the fifth Business Day following the date such certificate is received (or, if earlier, the date such certificate was required under such sections to be delivered) (the "Compliance Date") and (ii) applicable to all Eurodollar Rate Loans and all Base Rate Loans existing on and after the most recent Compliance Date, based upon the ratio of (x) Consolidated Funded Total Indebtedness as at the applicable Determination Date to (y) Consolidated EBITDA for the Four-Quarter Period of Miller ended at the applicable Determination Date, as specified below:

               Ratio of                     Applicable Margin        Applicable Margin
Consolidated Funded Total Indebtedness     for Eurodollar for            Base Rate
       to Consolidated EBITDA                 Rate Loans                  Loans
--------------------------------------     -------------------       -----------------
Greater than or equal to 2.50 to 1.00           1.500%                    .250%

Greater than or equal to 2.00 to 1.00 but       1.250%                    .000%
   less than 2.50 to 1.00

Greater than or equal to 1.50 to 1.00 but        1.000%                   .000%
   less than 2.00 to 1.00

Greater than or equal to .50 to 1.00 but          .750%                   .000%
   less than 1.50 to 1.00

Less than .50 to 1.00                             .625%                   .000%

          The initial Applicable Margin for Eurodollar Rate Loans and Base Rate Loans to be in effect as of the Closing
          Date and at all times thereafter until the first
          Compliance Date to occur after the Closing Date shall be .750% and .000%, respectively.

               "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by a Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

               "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

               "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, of (a) any or all of the assets, excluding cash, cash equivalents and inventory, of Miller or its Subsidiaries, and (b) any of the capital stock, or securities and investments interchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, any of the capital stock of any Subsidiary (other than a disposition to Miller or a Guarantor in the case of (a) and (b)); provided, however, the term "Asset Disposition" shall not include (i) any sales of used trucks in the towing services division, (ii) any sales of conditional sales contracts or finance leases originated by Miller Financial in connection with the financing of sales of inventory, in each case in the ordinary course of business consistent with past practice and (iii) any transfers of assets to a Foreign Subsidiary pursuant to
          Section 9.5(d).

               "Assigned Interest" has the meaning ascribed to such term in the Collateral Assignment of Interests.

               "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) executed and delivered to the Agent by the parties thereto in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

               "Authorized Representative" means any of the Chief Executive Officer, President, any Executive or Senior Vice President of Miller or, with respect to financial matters, the chief financial officer or Treasurer of Miller, or any other Person expressly designated by the Board of Directors of Miller (or the appropriate committee thereof) as an Authorized Representative of Miller, as set forth from time to time in a certificate in the form of Exhibit C.

               "Bank America Lease Transaction" means that transaction evidenced by that certain Lease Intended As Security dated as of August 12, 1997 between BA Leasing & Capital Corporation, a California corporation with an office at 555 California Street, 4th Floor, San Francisco, California 94104, as Lessor, and RoadOne Service, Inc., a Delaware corporation, with its principal office at 6025 Lee Highway, Executive Park, Suite 301, Chattanooga, Tennessee 37421, as Lessee.

               "Base Rate" means the sum of (i) for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) or (b) the Prime Rate for such day and (ii) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

               "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base
          Rate.

               "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy
          Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay the Swing Line Lender in respect of Swing Line Outstandings.

               "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

               "Borrowers' Account" means a demand deposit account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

               "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing
          Line Loan in the forms of Exhibits D-1 and D-2, respectively.

               "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York, North Carolina and Tennessee are authorized or obligated by law, executive order or governmental decree to be closed, and (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York, Charlotte, North Carolina and Chattanooga, Tennessee.

               "Capital Expenditures" means, with respect to Miller and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by Miller or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of Miller and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or
          (b), plus (ii) with respect to any Capital Lease entered into by Miller or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such Capital Lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in
          Section 8.1(a)), plus (iii) all expenditures (paid in cash or accrued for) with respect to Off Balance Sheet Liabilities of Miller, including but not limited to the Bank America Lease Transaction and other sale/leaseback transactions, all of the foregoing determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, there shall be excluded from the determination of Capital Expenditures expenses incurred on or before July 31, 1999 in an aggregate amount not to exceed $3,000,000 and which are specifically associated with Miller's expansion of its facility at Ooltewah, Tennessee or its facility at Greeneville, Tennessee.

               "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

               "Certificate and Receipt of Registrar" means, collectively or individually as the context may indicate, (i) the Certificate and Receipt of Registrar dated as of the Closing Date among certain Subsidiaries and the Agent, if any Collateral Assignment of Interests is required to be delivered on the Closing

          Date, and (ii) any additional Certificate and Receipt of Registrar delivered to the Agent pursuant to Section 8.19, in each case in the form attached to the Collateral Assignment of Interests, as any such Certificate and Receipt of Registrar may be hereafter amended, supplemented or restated from time to time.

               "Change of Control" means, at any time:

                         (i)  any "person" or "group" (each as
               used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than William G. Miller (or his spouse, lineal descendants or trusts for their benefit), either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of Miller (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of Miller;

                         (ii) during any period of up to 12
               consecutive months, commencing on the Closing Date, individuals who at the beginning of such 12-month period were directors of Miller shall cease for any reason (other than the death, disability or retirement of an officer of Miller that is serving as a director at such time so long as another officer of Miller replaces such Person as a director) to constitute a majority of the board of directors of Miller; or

                         (iii)     any Person or two or more
               Persons (other than those Persons identified in clause (i) above or existing directors) acting in concert shall have acquired, by contract or otherwise, or shall have entered into a contract or arrangement and satisfied any conditions to effectiveness, that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of Miller.

               "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Agent and on which the conditions set forth in
          Section 6.1 have been satisfied.

               "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

               "Collateral" means the collateral described in the Security Instruments.

               "Collateral Assignment of Interests" means, collectively or individually as the context may indicate, (i) the Collateral Assignment of Interests dated as of the Closing Date among Miller, certain Subsidiaries and the Agent if any such Collateral Assignment is required to be delivered on the Closing Date, and (ii) any additional Collateral Assignment of Interests delivered to the Agent pursuant to Section 8.19, in each case substantially in the form of Exhibit E, as any such Collateral Assignment of Interests may be hereafter amended, supplemented or restated from time to time.

               "Commitment Fee Rate" means one quarter percent
          (0.250%) per annum.

               "Compliance Date" has the meaning ascribed to such term in the definition of "Applicable Margin" in
          Section 1.1.

               "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of Miller referred to in
          Section 7.6(a).

               "Consolidated EBITDA" means, with respect to Miller and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, (A) the sum of, without duplication, (i) Consolidated Net Income,
          (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation and (vi) non-recurring noncash restructuring charges, minus (B) the sum of, without duplication, (a) net gains on the sale, conversion or other disposition of capital assets (other than net gains on the sale, conversion or other disposition of used trucks in the towing services division in the ordinary course of business consistent with past practice), (b) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of Miller or its Subsidiaries, (c) net gains on the collection of proceeds of life insurance policies, (d) any write-up of any asset other than as permitted in accordance with Statement No. 16 of the Financial Accounting Standards Board, and (e) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis; provided, however, that for each of the first four fiscal quarters following any Acquisition, the calculation of Consolidated EBITDA for each Four-Quarter Period ending on the last day of each such fiscal quarter shall include the historical financial performance of the acquired business for that portion of such Four-Quarter Period occurring prior to such Acquisition, to the extent that such Acquisition has not otherwise been reflected in Miller's consolidated financial statements.

               "Consolidated Fixed Charge Ratio" means, with respect to Miller and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA plus, to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, less (without duplication) Capital Expenditures for such period less (without duplication) income taxes paid in cash during such period, to (ii) Consolidated Fixed Charges, in each case during such Four-Quarter Period.

               "Consolidated Fixed Charges" means, with respect to Miller and its Subsidiaries, for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense, plus (ii) to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, plus (iii) current maturities of Consolidated Funded Total Indebtedness, plus (iv) current maturities of Capital Leases, plus (v) all payments (contingent, deferred or otherwise) in respect of Acquisitions representing any deferred portion of the consideration for such Acquisition, plus (vi) all payments in respect of Off Balance Sheet Liabilities, including but not limited to the Bank America Lease Transaction, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, that for each of the first four fiscal quarters following any Acquisition, the calculation of Consolidated Fixed Charges for each Four-Quarter Period ending on the last day of each such fiscal quarter shall include the historical fixed charges of the acquired business for that portion of such Four-Quarter Period occurring prior to such Acquisition, to the extent that such Acquisition has not otherwise been reflected in Miller's consolidated financial statements.

               "Consolidated Funded Senior Indebtedness" means at any time as of which the amount thereof is to be determined, (i) all Consolidated Funded Total
          Indebtedness then outstanding, including without limitation any Loans, minus (ii) the aggregate principal amount of all Subordinated Debt.

               "Consolidated Funded Total Indebtedness" means, at any time as of which the amount thereof is to be determined, all Indebtedness for Money Borrowed of Miller and its Subsidiaries (including, but not limited to, all current maturities and borrowings under short term loans) plus the face amount of all issued and outstanding letters of credit and all obligations (to the extent not duplicative) arising under such letters of credit (other than letters of credit issued to secure workers' compensation obligations and having an aggregate face amount outstanding at any time not in excess of $3,000,000) plus all liabilities with respect to Off Balance Sheet Liabilities, including but not limited to the Bank America Lease Transaction, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

               "Consolidated Interest Expense" means, for any period of computation thereof, the gross interest expense of Miller and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement and Letters of Credit) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, in each of the foregoing cases determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of Miller and its Subsidiaries (including payments received by Miller and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of Miller and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Tangible Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of Miller and its Subsidiaries (determined on a consolidated basis): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), plus
          (iv) the amount of any non-recurring noncash restructuring charges incurred since October 31, 1997, minus (v) the amount of any treasury stock, and minus

          (vi) intangibles, including without limitation goodwill, patents and trademarks, all as determined in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Total Assets" means, as of the date on which the amount thereof is to be determined, the net book value of all assets of Miller and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement
          No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                    (1)  to purchase such Indebtedness or other
               obligation or any property or assets constituting security therefor;

                    (2)  to advance or supply funds in any manner
               (i) for the purchase or payment of such
               Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                    (3)  to grant or convey any lien, security
               interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation of the primary obligor;

                    (4)  to lease property or to purchase
               securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                    (5)  otherwise to assure the owner of the
               Indebtedness or such obligation of the primary obligor against loss in respect thereof.

               "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

               "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.8 or
          Article V of one Type of Loan into another Type of Loan.

               "Cost of Acquisition" means, as at the date of closing any Acquisition, the sum of the following: (i) any cash or other property (excluding the value of capital stock or warrants or options to acquire capital stock of Miller or any Subsidiary) or the unpaid principal amount of any debt instrument given as consideration in such Acquisition, and (ii) any Indebtedness or liabilities assumed by Miller or its

          Subsidiaries in connection with such Acquisition (excluding (x) trade payables of the acquired business incurred in the ordinary course of business and (y) accrued expenses of any acquired business provided such accrued expenses relate to utilities, payroll and other similar operating expenses incurred in the ordinary course of business).

               "Debt Offering" means the incurrence of any Indebtedness for Money Borrowed not otherwise permitted hereunder in connection with a public offering or private placement of debt securities of Miller or any Subsidiary (other than debt securities issued to Miller or a Guarantor) or otherwise.

               "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

               "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and (iii) in any case, the maximum rate permitted by applicable law, if lower.

               "Determination Date" means the last day of each fiscal quarterly period of Miller.

               "Direct Foreign Subsidiary" means any Foreign
          Subsidiary a majority of whose outstanding voting stock is owned directly by Miller or a Domestic Subsidiary.

               "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

               "Domestic Subsidiary" means any Subsidiary of Miller organized under the laws of the United States of America or a state or territory thereof.

               "Eligible Assignee" means (i) a Lender; (ii) an affiliate or Approved Fund of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.1, Miller, provided that such approval shall not be unreasonably withheld or delayed by Miller and such approval shall be deemed given by Miller within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Miller; provided further, however, that neither Miller nor an affiliate of Miller shall qualify as an Eligible Assignee.

               "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                    (a)  Government Securities;

                    (b) demand or interest bearing time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least
          $400,000,000 and being rated "A-3" or better by S&P or "A" or better by Moody's;

                    (c)  Repurchase Agreements;

                    (d)  Municipal Obligations;

                    (e)  Pre-Refunded Municipal Obligations;

                    (f)  shares of mutual funds which invest in
           obligations described in paragraphs (a) through
           (e) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                    (g)  tax-exempt or taxable adjustable rate
           preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-1" or better by Moody's; and

                    (h)  asset-backed remarketed certificates of
           participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

               "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of Miller, any of its ERISA Affiliates or any Subsidiary or is assumed by Miller, any of its ERISA Affiliates or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of Miller, any current or former ERISA Affiliate or any Subsidiary and
          (ii) any plan, arrangement, understanding or scheme maintained by Miller or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

               "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the


          Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended, together with all regulations promulgated under any of the foregoing.

               "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of Miller or any Subsidiary (other than securities issued to Miller or another Subsidiary).

               "ERISA" means the Employee Retirement Income
          Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

               "ERISA Affiliate", as applied to Miller, means any Person or trade or business which is a member of a group which is under common control with Miller, who together with Miller, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

               "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

          Eurodollar   =     Interbank Offered Rate     +    Applicable Margin
                             ----------------------
          Rate          1 - Reserve Requirement Margin

               "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

               "Event of Default" means any of the occurrences set forth as such in Section 10.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

               "Existing Debt" means such Indebtedness as set forth on Schedule 1.1(a).

               "Existing Letter of Credit" means any of those letters of credit set forth on Schedule 1.1(b).

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York (Statistical Release H-15) on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal

          Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

               "Fiscal Year" means the twelve month fiscal period of Miller commencing on the May 1 of each calendar year and ending on April 30 of the following calendar year; provided, that in the event Miller changes its Fiscal Year to a calendar fiscal year, "Fiscal Year" shall mean the twelve month fiscal period of Miller commencing on January 1 and ending on December 31 of each calendar year.

               "Fiscal Year End" means the last day of a Fiscal
          Year and "Fiscal Year End" followed by a numerical year means the last day of such Fiscal Year.

               "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any nation other than the United States of America, or any province, state, territory, protectorate or other political subdivision of any such nation, regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

               "Foreign Subsidiary" means any Subsidiary of Miller that is not a Domestic Subsidiary.

               "Four-Quarter Period" means a period of four full consecutive fiscal quarters of Miller and its Subsidiaries, taken together as one accounting period.

               "GAAP" or "Generally Accepted Accounting
          Principles" means generally accepted accounting principles, being those principles of accounting which are set forth in pronouncements of the Financial
          Accounting Standards Board or the American Institute of
          Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

               "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America or any agency thereof.

               "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

               "Guarantors" means, at any date, the Domestic
          Subsidiaries other than Miller Towing.

               "Guarantors' Obligations" has the meaning ascribed to such term in the Guaranty.


               "Guaranty" means, collectively or individually as the context may indicate, (i) each Guaranty Agreement dated as of the Closing Date between one or more of the Guarantors and the Agent, and (ii) any additional Guaranty Agreements delivered to the Agent pursuant to
          Section 8.19, in each case substantially in the form of Exhibit F, as any such Guaranty Agreement may be hereafter amended, supplemented or restated from time to time.

               "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

               "Immaterial Subsidiary" means any Subsidiary which had less than $5,000,000 in total revenues for its most recent fiscal year.

               "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, including letters of credit and other items which in accordance with GAAP are required to be classified as a liability on a balance sheet; but excluding all accounts payable and accruals in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits or other deferred credits or reserves.

               "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), and all obligations in respect of Off Balance Sheet Liabilities, including but not limited to the Bank America Lease Transaction, other than trade payables and short-term accounts payable incurred in the ordinary course of business.

               "Interbank Offered Rate" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately

          11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

               "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted and ending, at the Borrowers' option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                      (i)  if the Authorized Representative fails
               to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                     (ii)  if an Interest Period for a Eurodollar
               Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                    (iii)  any Interest Period which begins on
               the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                     (iv)  no Interest Period shall extend past
               the Stated Termination Date;  and

                      (v)  there shall not be more than eight (8)
               Interest Periods in effect on any day.

               "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit G.

               "Issuing Bank" means initially NationsBank and thereafter any Lender which is successor to NationsBank as issuer of Letters of Credit under Article III.

               "LC Account Agreement" means the LC Account
          Agreement dated as of the Closing Date among the

          Borrowers and the Issuing Bank substantially in the form of Exhibit H, as such LC Account Agreement may be hereafter amended, supplemented or restated from time to time.

               "Letter of Credit" means (i) a standby or commercial letter of credit issued by the Issuing Bank for the account of a Borrower in favor of a Person advancing credit or securing an obligation on behalf of such Borrower or (ii) any Existing Letter of Credit.

               "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

               "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the Issuing Bank for the account of either or both of the Borrowers of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

               "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit plus Reimbursement
          Obligations then outstanding.

               "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, Miller and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

               "Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility.

               "Loan Documents" means this Agreement, the Notes, the Guaranty, the Security Instruments, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or restated from time to time.

               "Loan Parties" means the Borrowers, the Guarantors and any other Person (other than the Agent, the Lenders, the Swing Line Lender and the Issuing Bank) party to any of the Loan Documents.


               "Material Adverse Effect" means a material adverse effect on (i) the business, properties, prospects, operations or condition, financial or otherwise, of Miller and its Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties taken as a whole to pay or perform the obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or
          (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

               "Material Contract" means any contract or agreement, written or oral, of Miller or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

               "Material Foreign Subsidiary" means any Direct Foreign Subsidiary which (i) has total assets equal to or greater than 5% of the Consolidated Total Assets of Miller and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements have been delivered to the Agent pursuant to
          Section 8.1(a) or 8.1(b)) or (ii) has net income equal to or greater than 5% of the Consolidated Net Income of Miller and its Subsidiaries (calculated for the most recent fiscal period for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b)).

               "Miller Financial" means Miller Financial Services
          Group, Inc., a Tennessee corporation and the direct wholly-owned subsidiary of Miller.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Miller or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

               "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

               "NationsBank" means NationsBank of Tennessee,
          National Association and its successors.

               "NMS" means NationsBanc Montgomery Securities LLC and its successors.

               "Negative Pledge Agreement" means, collectively or individually as the context may indicate, (i) the Negative Pledge Agreement dated as of the Closing Date among the Borrowers, the Guarantors and the Agent, and
          (ii) any additional Negative Pledge Agreements

          delivered to the Agent pursuant to Section 8.19, in each case substantially in the form of Exhibit I, as any such Negative Pledge Agreement may be hereafter amended, supplemented or restated from time to time.

               "Net Proceeds" means (a) from any Equity Offering or Debt Offering cash payments received by Miller or any Subsidiary therefrom as and when received, net of (i) all bona fide legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and (ii) all taxes required to be paid or accrued as a consequence of such issuance and (b) from any Asset Disposition cash payments received by Miller or any Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all bona fide legal fees and expenses and other fees, commissions and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such sale, (iii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed, and (iv) any other necessary costs incurred in connection with the sale.

               "Notes" means, collectively, the promissory notes of the Borrowers evidencing Loans and Swing Line Loans executed and delivered to the Lenders substantially in the forms of Exhibits J-1 and J-2, respectively.

               "Obligations" means the obligations, liabilities and Indebtedness of the Borrowers or either of them with respect to (i) the principal and interest on the Loans and Swing Line Loans as evidenced by the Notes,
          (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of the Borrowers or either of them to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers or either of them to the Lenders, the Swing Line Lender, the Issuing Bank, the Agent or NMS hereunder, under any one or more of the other Loan Documents or with respect to the Loans, the Swing Line Loans or the Letters of Credit.

               "Off Balance Sheet Liability" of a Person means
          (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which does not create a liability on the balance sheet of such Person, (iii) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding operating leases.

               "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.


               "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action) or other similar official action, as applicable, taken by such entity.

               "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

               "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, the Swing Line
          Outstandings and the Revolving Credit Outstandings on such date.

               "Partially-Owned Subsidiary" has the meaning assigned to such term in the definition of "Permitted
          Acquisition" in Section 1.1.

              "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) in connection with a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit and any Reimbursement Obligation arising with respect thereto issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than the Swing Line Lender) in connection with a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of the Swing Line Lender in respect of a Swing Line Loan made by the Swing Line Lender in accordance with the terms hereof.

               "PBGC" means the Pension Benefit Guaranty
          Corporation and any successor thereto.

               "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of Miller or any of its ERISA Affiliates or is assumed by Miller or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of Miller or any current or former ERISA Affiliate.

               "Permitted Acquisition" means an Acquisition beyond the normal course of business effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity interest as such Person may be required to obtain, so long as
          (i) immediately prior to and immediately after the

          consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from the same or related line or lines of business as then conducted by Miller and its Subsidiaries, (iii) the Cost of Acquisition with respect to such Acquisition does not exceed $10,000,000; and (iv) in the case of an Acquisition for which the Cost of Acquisition, together with the value of any capital stock (or warrants or options to acquire capital stock) of Miller or any Subsidiary to be transferred as consideration in such Acquisition, is greater than or equal to $5,000,000, pro forma historical financial statements as of the end of the most recently completed Four-Quarter Period giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with the financial covenants set forth in Article IX hereof after giving effect to such Acquisition. Notwithstanding the foregoing, in no event shall any acquisition of less than 100% of the equity interest of another Person (other than directors' qualifying shares) constitute a Permitted Acquisition hereunder without the prior written consent of the Required Lenders; provided that an acquisition of 100% of the equity interest of another Person (A) in which (x) such other Person owns less than 100% of another Person (a "Partially-Owned Subsidiary") and (y) the amount of the net book value of the total assets of such Partially-Owned Subsidiary, when aggregated with the net book value of total assets of other Partially-Owned Subsidiaries, does not exceed 1% of Consolidated Total Assets, and (B) which otherwise qualifies as a Permitted Acquisition, will not require the foregoing written consent of the Required Lenders. For purposes of determining the value of capital stock in clause
          (iv) above, (A) the capital stock of Miller shall be valued (I) at its market value as reported on the New York Stock Exchange or any other national securities exchange or the Nasdaq National Market with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of Miller, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, such value shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

               "Permitted Indebtedness" has the meaning assigned
          to such term in Section 9.4   hereof.

               "Permitted Liens" has the meaning assigned to such term in Section 9.3 hereof.

               "Person" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

               "Pledge Agreement" means, collectively or individually as the context may indicate, (i) that certain Stock Pledge Agreement dated as of the Closing Date between Miller and the Agent substantially in the form of Exhibit K-1 hereto, (ii) that certain Stock Pledge Agreement dated as of the Closing Date between certain Domestic Subsidiaries and the Agent substantially in the form of Exhibit K-2 hereto, (iii) any Pledge Agreement, Share Charge, Debenture or similar instrument in form and substance reasonably acceptable to the Agent whereby Miller or a Domestic

          Subsidiary creates a security interest in favor of the Agent of not less than 65% of the outstanding capital stock of a Direct Foreign Subsidiary, and (iv) any additional Pledge Agreement delivered to the Agent pursuant to Section 8.19, as any of the foregoing may be hereafter amended, supplemented or restated from time to time.

               "Pledged Stock" has the meaning assigned to such term in any Pledge Agreement.

               "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due, and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

               "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

               "Principal Office" means the principal office of NationsBank located at NationsBank, National Association, Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, Attention:
          Agency Services, or such other office and address as the Agent may from time to time designate.

               "Rate Hedging Obligations" means any and all obligations of Miller or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and
          (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

               "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.


               "Reimbursement Obligation" shall mean, at any time, the obligation of the Borrowers or either of them with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by

          the Issuing Bank of proceeds of Loans pursuant to
          Section 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

               "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated
          "A" by either of S&P or Moody's or "A-1" by S&P or "P-
          1" by Moody's.

               "Required Lenders" means, as of any date, any three Lenders on such date having Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings and Swing Line Outstandings plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (after accounting for such Lender's Applicable Commitment Percentage of any Letter of Credit Outstandings and any Swing Line Outstandings); provided that, (i) if any Lender with a Revolving Credit Commitment shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit Outstandings shall be deemed to be held by the Issuing Bank for purposes of this definition and (ii) if any Lender shall have failed to pay to the Swing Line Lender its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by the Swing Line Lender for purposes of this definition.

               "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

               "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or equity securities of Miller or any of its Subsidiaries (other than those payable or distributable solely to Miller or to a Subsidiary's parent) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of Miller or any of its Subsidiaries (other than those payable or distributable solely to Miller, Miller Towing or a Guarantor) now or hereafter outstanding; (c) any payment (other than to Miller, Miller Towing or a Guarantor) made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of

          any class of stock or other equity security of Miller or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock or other equity security of any Subsidiary of Miller (or any option, warrant or right to acquire such stock or other equity securities) other than the issuance and sale by Miller Towing or a Guarantor to Miller or a Domestic Subsidiary.

               "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

               "Revolving Credit Facility" means the facility described in Article II hereof providing for Loans to the Borrowers by the Lenders at any time outstanding up to the aggregate principal amount of the Total
          Revolving Credit Commitment.

               "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Loans then outstanding and all interest accrued thereon.

               "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section
          10.1 upon the occurrence of an Event of Default, or
          (iii) such earlier date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon (except for such Letter of Credit Outstandings that have been fully cash collateralized pursuant to the terms of the LC Account Agreement), the Revolving Credit Commitment and the Letter of Credit Commitment shall have terminated or expired, and the Borrowers shall have fully, finally and irrevocably paid and satisfied all Obligations.

               "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

               "Security Instruments" means the Pledge Agreement, the Collateral Assignment of Partnership Interests, the Negative Pledge Agreement, the LC Account Agreement and all other documents and agreements executed and delivered in connection herewith granting to the Lenders Liens on any assets of the Borrowers, any Guarantor, or any other Person collaterally to secure payment and performance of the Obligations and the Guarantors' Obligations under the Guaranty.

               "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which Miller or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

               "Solvent" means, when used with respect to any Person, that at the time of determination:

                      (i)  the fair value of its assets (both at
               fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations;

                     (ii)  it is then able and expects to be able
               to pay its debts as they mature; and

                    (iii)  it has capital sufficient to carry on
               its business as conducted and as proposed to be conducted.

               "Stated Termination Date" means February 1, 2001, or such later date as the parties may agree pursuant to
          Section 2.13.

               "Subordinated Indebtedness" means all Indebtedness that is subordinated to the Revolving Credit Facility under its own terms or under any separate agreement of subordination, in each case upon terms satisfactory to the Agent.

               "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by Miller and/or by one or more of Miller's Subsidiaries or is otherwise required under GAAP to have its financial statements consolidated with those of Miller and its Subsidiaries.

               "Swap Agreement" means one or more agreements between the Borrowers and any Lender with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrowers and such Lender and the Agent, which agreements create Rate Hedging Obligations.

               "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of the Borrowers pursuant to Section 2.14.

               "Swing Line Lender" means initially NationsBank as the lender of Swing Line Loans under Section 2.14 and thereafter any lender which is successor to NationsBank as the Lender of Swing Line Loans under Section 2.14.

               "Swing Line Loans" means loans made by the Swing
          Line Lender to a Borrower pursuant to Section 2.14.

               "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

               "Termination Event" means: (i) a "Reportable
          Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of Miller or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Miller or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to
          Section 412 of the Code or Section 302 of ERISA; or
          (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan that is regulated by any Foreign Benefit Law that results in such Employee Benefit Plan's termination or the revocation of the Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

               "Total Letter of Credit Commitment" means an amount not to exceed $5,000,000.

               "Total Revolving Credit Commitment" means a principal amount equal to $150,000,000, as reduced from time to time in accordance with Section 2.7.

               "Type" shall mean any type of Loan (i.e., a Base
           Rate Loan or a Eurodollar Rate Loan).

               "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          1.2. Rules of Interpretation.

               (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

               (b) Each term defined in the Georgia Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

               (c)  The headings, subheadings and table of
          contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

               (d)  Except as otherwise expressly provided,
          references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

               (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

               (f)  When used herein or in any other Loan
          Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

               (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

               (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North
          Carolina.

               (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

               (j) Any reference to an officer of Miller or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

               (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                            ARTICLE II

                  The Revolving Credit Facility
                  -----------------------------

          2.1. REVOLVING LOANS.

          (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrowers on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (A) no Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (B) each Eurodollar Rate Loan may, subject to the provisions of Sections 2.7 and 2.3(b), be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 5.5.

          (b) AMOUNTS. The aggregate unpaid principal amount of the Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the Total Revolving Credit Commitment. In the event there shall be outstanding any such excess, the Borrowers shall immediately make such payments and prepayments as shall be necessary to comply with this Section 2.1(b). Each Loan hereunder, other than Base Rate Refunding Loans, and each Conversion under Section 2.8, shall be in an amount of at least $2,000,000, and, if greater than $2,000,000, an integral multiple of $1,000,000.

          (c) ADVANCES AND RATE SELECTION. (i) An Authorized Representative shall give the Agent (A) at least three (3) Business Days' irrevocable telephonic notice of a borrowing request, followed promptly by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, of each Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder) prior to 11:00 A.M. and (B) irrevocable telephonic notice of a borrowing request, followed promptly by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, of each Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder) prior to 11:00 A.M., in each case on the day of such proposed Loan. Each

such notice shall specify the amount of the borrowing, the Type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in
the computation of interest.   Notice of receipt of such
Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested, Continued, or Converted thereunder, shall be promptly provided by the Agent to each Lender by telefacsimile transmission, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

          (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Loan or Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

          (iii) The Borrowers shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Continue or Convert the Loans in accordance with Section
2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than eight (8) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.8, the Borrowers shall be deemed to have elected to Convert such Loans to (or continue such Loan as) a Base Rate Loan until the Borrowers notify the Agent in accordance with Section 2.8.

          (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the applicable Borrower or Borrowers shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the applicable Borrower or Borrowers from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing
Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment.

If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the applicable Borrower or Borrowers shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall promptly provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 1:00 p.m. any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:00 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 1:00 p.m. on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the applicable Borrower or Borrowers shall Convert such Base Rate Loan in accordance with the terms of Section 2.8.

          2.2. PAYMENT OF INTEREST. (a) The Borrowers shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due, at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to
Section 2.1; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding thereunder shall bear interest thereafter at the Default Rate.

          (b) Interest on each Eurodollar Rate Loan shall be computed on the basis of a year of 360 days and interest on each Base Rate Loan shall be computed on the basis of a year of 365/366 days, and in each case shall be calculated for the actual number of days elapsed. Interest on each Loan shall be paid
(i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing March 31, 1998 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three months, at intervals of three months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Loan.

          2.3. PAYMENT OF PRINCIPAL.

               (a) MANNER OF PAYMENT. The principal amount of the Revolving Credit Outstandings shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. Other than prepayments

made pursuant to Section 2.3(b), the principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrowers shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 5.5. All prepayments of Loans made by the Borrowers shall be in the amount of $2,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b) , Section 2.3(b) or Section 2.7.

               (b) MANDATORY PREPAYMENTS. The Borrowers shall make the following required prepayments, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

                    (i) EQUITY OFFERINGS. Miller shall make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Equity Offering in an amount equal to 50% of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days' written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

                    (ii) DEBT OFFERINGS. Miller shall make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Debt Offering in an amount equal to 100% of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days' written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

                    (iii)     ASSET DISPOSITIONS.  Miller shall
          make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Asset Disposition in an amount equal to 100% of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds. Notwithstanding the foregoing, Miller shall not be required to make a prepayment in connection with an Asset Disposition unless either (A) the Net Proceeds of such Asset Disposition exceed $250,000, or (B) the Net Proceeds of such Asset Disposition, when aggregated with the Net Proceeds of all Asset Dispositions during such Fiscal Year which were not applied as a prepayment as a result of clause (A), exceed $1,000,000.

          All mandatory prepayments made pursuant to this Section 2.3(b) shall be applied to the principal remaining outstanding under the Revolving Credit Facility (as adjusted to give effect to any prior payments or prepayments of principal). In addition, the Total Revolving Credit Commitment shall be permanently reduced in accordance with Section 2.7 hereof by the amount determined pursuant to the provisions of (i), (ii) or (iii) above which is required as a mandatory prepayment (even if such amount is greater than the actual principal amounts outstanding under the Revolving Credit Facility).

          2.4. NON-CONFORMING PAYMENTS. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Borrowers shall give the Agent prior written notice of any payment of principal, which notice shall specify
(i) the date the payment will be made and (ii) the Loan to which payment relates and which notice shall be given prior to 11:00 A.M. (A) in the case of Eurodollar Rate Loans, on the third Business Day preceding the payment and (B) in the case of Base Rate Loans, on the date of such payment. The Agent may, at the election of the Borrowers, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of any of the Borrowers with the Agent.

          (b) The Agent shall deem any payment made by or on behalf of the Borrowers hereunder that is not made both (i) in Dollars and in immediately available funds and (ii) prior to 12:30 P.M. on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (A) the time such funds become available funds and (B) the next Business Day. Any non-conforming payment shall constitute a Default or Event of Default. The Agent shall give prompt telephonic or telefacsimile notice to the Borrowers if a non-conforming payment constitutes a Default or an Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

          (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension.

          2.5. NOTES. Loans made by each Lender shall be evidenced by a Note in substantially the form of Exhibit J-1 payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

          2.6. PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and
(c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrowers.

          2.7. VOLUNTARY COMMITMENT REDUCTIONS. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each

Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice or telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the aggregate amount of $2,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment and the Revolving Credit Commitment of each Lender pro rata. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such repayment or reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.5.

          2.8. CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST
PERIODS.  Subject to the limitations set forth below and in
Article V, the Borrowers may:

          (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

          (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. three (3) Business Days' prior to the date of such election or Conversion:

                         (i)  elect a subsequent Interest Period
               for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest
               Period for such Eurodollar Rate Loans; and

                         (ii) Convert Base Rate Loans to
               Eurodollar Rate Loans on any Business Day.

          Each election and Conversion pursuant to this Section
2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article V. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

          2.9. INCREASE AND DECREASE IN AMOUNTS. The amount of the Total Revolving Credit Commitment which shall be available to the Borrowers as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings, Letters of Credit
Outstandings and Swing Line Outstandings.


          2.10.     COMMITMENT FEE.   For the period beginning on
the Closing Date and ending on the Revolving Credit Termination Date, the Borrowers agree to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a quarterly unused fee equal to the Commitment Fee Rate multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings (without giving effect to Swing Line Outstandings) plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing March 31, 1998 to the Revolving Credit Termination Date (but excluding such day for the purpose of computing such fee). Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          2.11. DEFICIENCY ADVANCES. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrowers or either of them under the Revolving Credit Facility as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the
Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrowers on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrowers shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrowers thereon.

          2.12. USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrowers (i) to repay Existing Debt and the fees and expenses related to such refinancing, (ii) to finance Permitted Acquisitions and (iii) for general working capital needs and other corporate purposes.

          2.13. EXTENSION OF STATED TERMINATION DATE. At the request of the Borrowers the Lenders may, in their sole discretion, elect to extend the Stated Termination Date then in effect for two additional periods of one year each. The Borrowers shall notify the Lenders of their request for such an extension by delivering to the Agent, which shall then promptly deliver to the Lenders, notice of such request signed by an

Authorized Representative not more than 90 days nor less than 60 days prior to the first anniversary of the Closing Date in the case of an initial extension, and not more than 90 days nor less than 60 days prior to the second anniversary of the Closing Date in the case of a second extension. If 100% of the Lenders shall elect to so extend, the Agent shall notify the Borrowers in writing within 30 days of its receipt of such request for extension of the decision of the Lenders as to whether to extend the Stated Termination Date. Failure by any Lender to respond to a request for an extension shall constitute a refusal of such Lender to give its consent to such extension. Failure by the Agent to give such notice shall constitute refusal by the Lenders to extend the Stated Termination Date.

          2.14.     SWING LINE.

               (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Swing Line Lender shall make available Swing Line Loans to the Borrowers prior to the Revolving Credit Termination Date. The Swing Line Lender shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of the Swing Line Lender, the Borrowers are not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $5,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. Swing Line Loans shall be limited to Base Rate Loans. The Borrowers may borrow, repay and reborrow under this Section 2.14. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line shall be made in the minimum amount of $100,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative made to the Swing Line Lender not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings.
          If the applicable Borrower or Borrowers instruct the Swing Line Lender to debit any demand deposit account of the Borrowers in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

               (b) Swing Line Loans shall bear interest at the Base Rate, the interest payable on Swing Line Loans is solely for the account of the Swing Line Lender, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 2.2(b) and 2.4 with respect to interest on Base Rate Loans. The Swing Line Outstandings shall be evidenced by a separate Note, in the form of Exhibit J-2, payable to the order of the Swing Line Lender in the amount of the Swing Line dated the Closing Date and duly completed, executed and delivered to the Swing Line Lender.

               (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of

          such Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its Participation therein. Any advance made by a Lender pursuant to demand of the Swing Line Lender of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.1 until the Borrowers shall convert such Base Rate Loan in accordance with the terms of Section 2.8, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

               (d) The Borrowers at their option and subject to the terms hereof, may request an Advance pursuant to
          Section 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to the Swing Line Lender the amount necessary to repay such Swing Line Outstandings (which the Swing Line Lender shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrowers pursuant to Section 2.1(c)(ii). The proceeds of such Advances shall be paid to the Swing Line Lender for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

          2.15. ADDITIONAL FEES. In addition to any fees described herein, the Borrowers agree to pay to the Agent and NationsBank such other fees as may be agreed to in a separate writing or writings.

                           ARTICLE III

                        Letters of Credit
                        -----------------

          3.1. LETTERS OF CREDIT. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrowers to issue from time to time for the account of a Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus the Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrowers or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or sixty (60) days prior to the Stated Termination Date.

          3.2. REIMBURSEMENT.

          (a) The Borrowers hereby unconditionally agree to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1 and Swing Line Loans if permitted by Section 2.14) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrowers prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may, at the request of the Borrowers, charge any account any of the Borrowers may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and such Borrower; provided that to the extent permitted by Section 2.1(c)(iv) and Section 2.14, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrowers shall elect, by Swing Line Loans. The Borrowers agree to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed commencing on the date of such drawing until such Reimbursement Obligation is so paid by direct reimbursement by the Borrowers or by a Base Rate Refunding Loan.

          (b)  In accordance with the provisions of Section
2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

          (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's

Applicable Commitment Percentage of such liability, and to the extent that the Borrowers are obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

                    (i)    Each Lender (including the Issuing
               Bank in its capacity as a Lender) shall, subject to the terms and conditions of Article II, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in Section 2.1(c)(iv).

                    (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the applicable Borrower or Borrowers. The Reimbursement Obligations of the Borrowers shall be immediately due and payable whether by Advances made in accordance with Section 2.1(c)(iv), or otherwise.


                    (iii)  Each Lender's obligation to make
               payment to the Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iv) and this Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by Section 2.1(c)(iv) or this
               Section 3.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.1(c) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

                       (iv) In the event the Lenders have
               purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the applicable Borrower or Borrowers, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the applicable Borrower or Borrowers.

          (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each outstanding Letter of Credit.

          (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the applicable Borrower or Borrowers shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

          (f) The Borrowers agree that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

          (g) Without limiting the generality of the provisions of Section 12.9, the Borrowers hereby agree to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrowers shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or
(ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(g) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

          (h) Without limiting the Borrowers' rights as set forth in Section 3.2(g), the obligation of the Borrowers to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrowers shall be performed strictly in accordance with the terms of this Agreement (as waived, modified or amended) and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                    (i)  any lack of validity or enforceability
               of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                    (ii) any amendment or waiver of or any
               consent to or departure from all or any of the Related LC Documents;

                    (iii)  the existence of any claim, setoff,
               defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                    (iv)   any breach of contract or other
               dispute between the Borrowers and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                    (v)  any draft, statement or any other
               document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                    (vi) any delay, extension of time, renewal,
               compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrowers in respect of any of the Borrowers' Obligations under this Agreement.

          3.3. LETTER OF CREDIT FACILITY FEES. The Borrowers shall pay to the Agent, (i) for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans, and (ii) for the benefit of the Issuing Bank, 0.125%, in each case based on the aggregate amount available to be drawn on each outstanding Letter of Credit.
Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          3.4. EXISTING LETTERS OF CREDIT. The Borrowers, the Agent and the Lenders hereby agree that each Existing Letter of Credit shall be deemed a Letter of Credit for all purposes of this Agreement as if such Existing Letter of Credit were issued on the date hereof, and the Issuing Bank shall be entitled to all the benefits as Issuing Bank and to all the obligations of the Borrowers under this Agreement with respect to such Existing Letters of Credit.

                            ARTICLE IV

                             Security
                             --------

          4.1. GUARANTY. To guarantee the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrowers shall cause the Guaranty to be delivered by each Guarantor in the form and substance reasonably acceptable to the Agent, on or before the Closing Date. The Borrowers hereby agree to cause each hereafter acquired or created Domestic Subsidiary to execute and deliver a Guaranty pursuant to the terms of Section 8.19.

          4.2. STOCK PLEDGE. (a) As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, its obligations as a Guarantor under the Guaranty Agreement, the Borrowers and each Person owning any Pledged Stock shall on or before the Closing Date deliver to the Agent a Pledge Agreement together with certificates representing such Pledged Stock with stock powers duly executed in blank, which Pledge Agreements shall pledge to the Agent for the benefit of the Lenders (w) 100% of the capital stock and related interests and rights of any Domestic Subsidiary and (x) 65% (or such lesser percentage as such Person shall own) of the Voting Stock of any Direct Foreign Subsidiary in accordance with the terms hereof and thereof.

          (b) The Borrowers hereby agree that they shall, and shall cause each applicable Subsidiary to, execute and deliver a Pledge Agreement which shall pledge to the Agent for the benefit of the Lenders (y) 100% (or such lesser percentage as such Person shall own of any Partially-Owned Subsidiary) of the capital stock and related interests and rights of any hereafter acquired or created Domestic Subsidiary and (z) 65% (or such lesser percentage as such Person shall own) of the Voting Stock of any hereafter acquired or created Direct Foreign Subsidiary, in each case pursuant to the terms of Section 8.19.

          4.3. NEGATIVE PLEDGE. To induce the Lenders to extend credit to the Borrowers hereunder, the Borrowers shall, and shall cause each Guarantor to, execute and deliver to the Agent the Negative Pledge Agreement on or before the Closing Date. The Borrowers hereby agree that they shall, and shall cause each hereafter acquired or created Domestic Subsidiary to, execute and deliver a Negative Pledge Agreement pursuant to the terms of
Section 8.19.

          4.4. SECURITY INTERESTS. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, its obligations as a Guarantor under the Guaranty Agreement, the Borrowers shall, and shall cause each Domestic Subsidiary to, deliver to the Agent, on or before the Closing Date, in form and substance reasonably acceptable to the Agent, the Uniform Commercial Code financing statements and each other Security Instrument sufficient to grant to the Agent a valid, duly perfected security interest in the Collateral described therein, subject to no prior Liens other than Permitted Liens, and do all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a first priority security interest, duly perfected with respect to Collateral governed by the UCC, in all Collateral subject to no

prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws and Permitted Liens). The Borrowers hereby agree to cause the Security Instruments to be delivered by any hereafter acquired or created Domestic Subsidiary pursuant to the terms of
Section 8.19 hereof.

          4.5. FURTHER ASSURANCES. At the request of the Agent, the Borrowers will, and will cause each Subsidiary to, execute by their respective duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document and will procure any such certificate, instrument, statement or document (and pay all connected costs) which the Agent reasonably deems necessary to create, continue or preserve the Liens (and the perfection and priority thereof) of the Agent for the benefit of the Lenders contemplated hereby and by the other Loan Documents.

                            ARTICLE V

                     Change in Circumstances
                     -----------------------

          5.1. INCREASED COST AND REDUCED RETURN. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency:

            (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to any Eurodollar Rate Loans, its Note or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its
     Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and franchise taxes);

           (ii) shall impose, modify or deem applicable any reserve, special deposit, assessment or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

          (iii)     shall impose on such Lender (or its
     Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrowers shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrowers under this Section 5.1(a), the Borrowers may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein or in

the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender shall promptly notify the Borrowers and the Agent of any event of which it has actual knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrowers and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. No Lender or any parent corporation shall be entitled to receive compensation for amounts incurred more than 180 days prior to delivery of such notice.

     5.2. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

          (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b)  the Required Lenders determine (which
     determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     5.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain or fund

Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

     5.4. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a particular Type of Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.1 or 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Revolving Credit Commitments.

     5.5. COMPENSATION. Upon the request of any Lender, the Borrowers shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to
     Section 10.1) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow (other than by reason of the failure of a Lender or Lenders to make funds available without cause), Convert, Continue or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation or prepayment specified in the relevant notice of borrowing, prepayment, Continuation or Conversion under this Agreement.

     Any Lender claiming compensation under this Section 5.5 shall furnish the Borrowers and the Agent a statement setting forth in reasonable detail the amounts to be paid to it hereunder and the determination thereof shall be conclusive absent manifest error.

     5.6. TAXES. (a) Any and all payments by the Borrowers to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof, except withholding taxes applicable to a Lender (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers or the Lender shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrowers shall furnish to the Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrowers agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrowers agree to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Agent with (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form

prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents or, (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which intends to claim exemption from U.S. Federal withholding tax under Section 871(h) of 881(c) of the Code with respect to payments of "portfolio interest," a form W-8, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either of the Borrowers and is not a controlled foreign corporation related to either of the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrowers under this Agreement and the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate form pursuant to Section 5.6(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes at such Lender's expense.

     (f) If the Borrowers are required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrowers shall furnish to the Agent evidence of such payment and the Agent shall provide a copy of such evidence to the applicable Lender.

     (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 5.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes.

     5.7. LENDING OFFICE.   Without affecting its rights under
this Article V or any other provision of this Agreement, each Lender agrees that if there is any increase in cost to or reduction in an amount receivable by such Lender with respect to

which the Borrowers would be obligated to compensate such Lender pursuant to this Article V, such Lender shall use reasonable efforts to elect an alternative lending office (to the extent such Lender has available to it such an office) which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender; provided, however, that no Lender shall be obligated to select an alternative lending office if such Lender determines, in its sole discretion, that (i) as a result of such selection such Lender would be in violation of any applicable law, regulation, treaty or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or would impose an unreasonable burden or additional costs on such Lender.

     5.8. SYNDICATION COSTS. If the Agent incurs any breakage costs, charges or fees incurred with respect to Eurodollar Rate Loans on account of the syndication of the Revolving Credit Facility, the Borrowers shall immediately reimburse the Agent for any such costs, charges or fees. Such right of reimbursement is in addition to, and not in limitation of, the other provisions of this Article V. In addition, the Borrowers agree that the incurrence of such costs and expenses shall not be the basis for Miller withholding its consent or approval of any Person as an Eligible Assignee.

     5.9. REPLACEMENT BANKS. Miller may, on ten (10) Business Days' prior written notice to the Agent and a Lender, cause a Lender who has incurred increased costs or is unable to make Eurodollar Rate Loans to (and such Lender shall) assign, pursuant to Section 12.1, all of its rights and obligations under this Agreement to an Eligible Assignee designated by Miller which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Revolving Credit Commitment and any other amount payable to such Lender under this Agreement; provided, however, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 5.5) shall be payable by Miller as if Miller had prepaid the Loans of such Lender rather than such Lender having assigned its interest hereunder. Miller or the assignee shall pay the applicable processing fee under Section 12.1.

                            ARTICLE VI

     Conditions to Making Loans and Issuing Letters of Credit
     --------------------------------------------------------

     6.1. CONDITIONS OF INITIAL ADVANCE. The obligations of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of the Swing Line Lender to make any Swing Line Loan, are subject to the conditions precedent that:

          (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

               (i)   executed originals of each of this
          Agreement, the Notes, the initial Guaranty, the Security Instruments and the other Loan Documents, together with all schedules and exhibits thereto;

               (ii)  the favorable written opinion or
          opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Loan Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore,
          L.L.P., special counsel to the Agent,
          substantially in the form of Exhibit L-1 hereto;

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each of the Loan Parties certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

               (iv)  specimen signatures of officers of
          each of the Loan Parties executing the Loan
          Documents on behalf of such Person, certified by the secretary or assistant secretary of such Person;

               (v)   the Organizational Documents of each
          of the Loan Parties other than Immaterial
          Subsidiaries certified as of a recent date by the Secretary of State of its state of organization;

               (vi)  the Operating Documents of each of the
          Loan Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

               (vii)  certificates issued as of a recent
          date by the Secretaries of State of the respective jurisdictions of formation of each of the Loan Parties other than Immaterial Subsidiaries as to the due existence and good standing of such Person or the equivalent, if any, in foreign jurisdictions;

               (viii) appropriate certificates of
          qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Loan Parties other than Immaterial
          Subsidiaries as of a recent date by the Secretary of State or comparable official of each jurisdiction, if any, in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse
          Effect;

               (ix)   stock certificates representing all of
          the shares of Pledged Stock with undated stock powers executed in blank for each certificate;

               (x)    copies of all partnership, joint
          venture or other organizational agreements certified as true and complete by the Secretary or Assistant Secretary of the Loan Party party thereto;

               (xi)   Certificate and Receipt of Registrar of
          all of the Assigned Interests;

               (xii)  receipt and satisfactory review of (A)
          audited consolidated financial statements of Miller and its Subsidiaries as of April 30, 1997, and (B) consolidated interim financial statements of Miller and its Subsidiaries as of October 31, 1997;

               (xiii) receipt and satisfactory review of all reports filed with the Securities and Exchange
          Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 1997;

               (xiv)  notice of appointment of the initial
          Authorized Representative(s);

               (xv) all schedules to the Credit Agreement and the other Loan Documents which shall be reviewed by and satisfactory to the Agent;

               (xvi)  a schedule of the corporate and capital
          ownership structure of Miller and its Subsidiaries which shall be reviewed by and be satisfactory to the Agent;

               (xvii) evidence that all fees payable by the Borrowers to the Agent, NMS and the Lenders in connection herewith have been paid in full;

               (xviii)an initial Borrowing Notice, if any;

                (xix) payoff letters from the holders of Existing
          Debt to be refinanced with the Revolving Credit
          Facility;

                (xx) Uniform Commercial Code search results with respect to all Loan Parties other than Immaterial
          Subsidiaries showing only Permitted Liens;


                (xxi) UCC-1 Financing Statements duly executed by the Borrowers and each Guarantor and applicable Subsidiary and in proper form for filing for all locations required by applicable law to perfect the Liens of the Agent and the Lenders under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements; and

               (xxii) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request in connection with the consummation of the transactions contemplated hereby, including the due perfection of a first priority security interest in all Collateral;

          (b)  In the good faith judgment of the Agent and the
     Lenders:

               (i) There shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning Miller and its Subsidiaries delivered to the Agent prior to the making of the initial Loan that has had or could reasonably be expected to result in a Material Adverse Effect;

               (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened that has had or could reasonably be expected to have a Material Adverse
          Effect on Miller or its Subsidiaries or on the ability of Miller and the other Loan Parties taken as a whole to perform their obligations under the Loan Documents;

               (iii) The Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Loan Parties is a party or by which any of them or their properties is bound; and

               (iv) There shall not have occurred or exist (A) an engagement in hostilities by the United States of America or other national or international emergency or calamity, (B) a general suspension of or material limitation on trading on the New York Stock Exchange or other national securities exchange, (C) the declaration of a general banking moratorium by any applicable Governmental Authority or the imposition by any applicable Governmental Authority of any material limitation on transactions of the type contemplated by the Loan Documents, or (D) any other material disruption of financial or capital markets that could reasonably be expected to adversely affect the transactions contemplated under the Loan Documents.

     6.2. CONDITIONS OF ALL LOANS AND LETTERS OF CREDIT. The obligations of the Lenders to make any Loans, and the Issuing
Bank to issue Letters of Credit, and the Swing Line Lender to

make Swing Line Loans, hereunder on or subsequent to the Closing
Date are subject to the satisfaction of the following conditions:

          (a) the Agent or, in the case of Swing Line Loans, the Swing Line Lender shall have received a Borrowing Notice if required by Article II;

          (b) the representations and warranties of the Loan Parties set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.1 and except as otherwise permitted hereunder from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

          (c) in the case of the issuance of a Letter of Credit, the applicable Borrower or Borrowers shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

          (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Material Adverse Effect shall have occurred and be continuing;

          (e) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article
     X shall have occurred and be continuing; and

          (f)  immediately after giving effect to:

                      (i)  a Loan, the aggregate principal
               balance of all outstanding Loans, Participations and Reimbursement Obligations for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                     (ii)  the issuance of a Letter of Credit or
               renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                    (iii)  a Swing Line Loan, the Swing Line
               Outstandings shall not exceed $5,000,000; and

                     (iv)  a Loan, Swing Line Loan or a Letter of
               Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment.

                           ARTICLE VII

                  Representations and Warranties
                  ------------------------------

     Each of the Borrowers represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and the issuing of Letters of Credit), that:

     7.1. Organization and Authority.
          --------------------------

          (a) Miller and each Subsidiary is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its formation;

          (b) Miller and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which the conduct of its business or ownership of its assets requires it to be so qualified and in which the failure to so qualify would have a Material Adverse Effect;

          (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

          (d) Each Guarantor has the power and authority to execute, deliver and perform the Guaranty and each of the other Loan Documents to which it is a party; and

          (e) When executed and delivered, each of the Loan Documents to which any Loan Party is a party will be the legal, valid and binding obligation or agreement of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

     7.2. LOAN DOCUMENTS. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party:

          (a)  have been duly authorized by all requisite
     Organizational Action (including any required shareholder or partner approval) of such Loan Party required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Loan Party or any Subsidiary or its properties, or (iii) the Organizational Documents or Operating Documents of such Loan Party;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Loan Party or any Subsidiary is a party, or by which the properties or assets of such Loan Party are bound; and

          (d) except as provided in the Security Instruments, does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Loan Party or any Subsidiary.

     7.3. SOLVENCY. Each Loan Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

     7.4. SUBSIDIARIES AND STOCKHOLDERS. Miller has no Subsidiaries other than those Persons listed as Subsidiaries in
Schedule 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19; Schedule
7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Miller or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Miller and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.4, free and clear of any Lien.

     7.5. OWNERSHIP INTERESTS. Miller owns no interest in any Person other than the Persons listed in Schedule 7.4, equity investments in Persons not constituting Subsidiaries permitted under Section 9.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19.

     7.6. FINANCIAL CONDITION.

          (a) Miller has heretofore furnished to each Lender (i) an audited consolidated balance sheet of Miller and its Subsidiaries as at April 30, 1997 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Arthur Andersen LLP and (ii) an unaudited consolidated interim balance sheet of Miller and its Subsidiaries as at October 31, 1997 and the notes thereto and the related consolidated statements of income and cash flows for the interim periods then ended. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of Miller and its Subsidiaries as of the end of such Fiscal Year and interim period and results of their operations for the Fiscal Year and interim period then ended and the changes in its stockholders' equity for the Fiscal Year then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

          (b) since April 30, 1997 there has been no material adverse change in the condition, financial or otherwise, of Miller and its Subsidiaries taken as a whole or in the businesses, properties, performance, prospects or operations of Miller and its Subsidiaries taken as a whole, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

          (c) except as set forth in the financial statements referred to in Section 7.6(a) or in Schedule 7.6 or permitted by Section 9.4, neither Miller nor any Subsidiary has incurred, other than in the ordinary course of business, any Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

     7.7. TITLE TO PROPERTIES. Miller and each of its Subsidiaries has title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 7.7 and transfer restrictions and Liens permitted by Section 9.3.

     7.8. TAXES. Miller and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 7.6(a) and satisfactory to Miller's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due and the failure of which would reasonably be expected to have a Material Adverse Effect.

     7.9. OTHER AGREEMENTS.  No Loan Party nor any Subsidiary is

          (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Miller or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be expected to have, a Material Adverse Effect; or

          (c) a party to or bound by any agreement with any other Person (other than the Agent and the Lenders pursuant to this Agreement or any other Loan Document) which prohibits, limits or restricts the ability of any Subsidiary to make any payments, directly or indirectly, to Miller by way of dividends, advances, repayments of loans or advances, or other returns on investments, or by any other agreement or arrangement which restricts the ability of any Subsidiary to make any payment, directly or indirectly, to Miller.

     7.10. LITIGATION. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or

agency or arbitral body pending, or, to the best knowledge of the Borrowers, threatened by or against Miller or any Subsidiary or affecting Miller or any Subsidiary or any properties or rights of Miller or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect. With respect to those matters set forth on Schedule 7.10, the Borrowers believe that none of the matters, individually or in the aggregate, will have a Material Adverse Effect.

     7.11.     MARGIN STOCK.   The proceeds of the borrowings
made hereunder will be used by the Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrowers nor any agent acting in their behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Exchange Act or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     7.12. INVESTMENT COMPANY. No Loan Party nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     7.13. PATENTS, ETC. Miller and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, in all cases without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person, which conflict is reasonably likely to have a Material Adverse Effect.

     7.14. NO UNTRUE STATEMENT. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of Miller or any other Loan Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

     7.15. NO CONSENTS, ETC. Neither the respective businesses or properties of the Loan Parties or any Subsidiary,

nor any relationship among the Loan Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Loan Party or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, or shall have been obtained or effected prior to the Closing Date, as the case may be, except for filings necessary to perfect the Liens on the Collateral.

     7.16. EMPLOYEE BENEFIT PLANS.

          (a) Miller, each ERISA Affiliate and each Subsidiary is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except for failures to so comply that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined, or Miller or such ERISA Affiliate or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service, to be so qualified, each trust related to such Employee Benefit Plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by Miller or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (b) Neither Miller, any ERISA Affiliate nor any Subsidiary has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other material liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
     (iii) failed to make a required contribution or payment to a Multiemployer Plan which contributions or payments is in excess of $250,000 individually or in the aggregate with other such failed contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required material payment under Section 412 of the Code,
     Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment under, or otherwise failed to operate in material compliance with, any Foreign Benefit Law regulating any Employee Benefit Plan;

          (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan, and neither Miller nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan, which event or liability could reasonably be expected to have a Material Adverse Effect;

          (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA or whose funding is regulated by any Foreign Benefit Law, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

          (e) To the best of the Borrowers' knowledge, each Employee Benefit Plan subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by Miller, any ERISA Affiliate or any Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, all Foreign Benefit Laws, and other applicable laws, regulations and rules;

          (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

          (g) No proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrowers after due inquiry, is threatened concerning or involving any Employee Benefit Plan, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     7.17. NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder.

     7.18. ENVIRONMENTAL MATTERS. (a) Miller and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects and has been issued and currently maintains or is pursuing all required federal, state, local and foreign permits, licenses, certificates and approvals. Neither Miller nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither Miller nor any Subsidiary is aware of any fact, which (i) calls into question, or could reasonably be expected to call into question, compliance by Miller or any Subsidiary with any Environmental Laws, (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material or the operation of Miller's or any Subsidiary's business or facility, (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of Miller or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, or (iv) constitutes a reasonable basis to conclude that Miller or a Subsidiary is a potentially responsible party with regard to any release or threatened release of a Hazardous Material, which in any of the foregoing instances could reasonably be expected to have a Material Adverse Effect; and

     (b) Neither Miller nor any Subsidiary, nor, to the best of the Borrowers' knowledge, any previous owner or operator of any real property owned or operated by Miller or any Subsidiary or any other Person, has managed, generated, stored, released, treated, or disposed of any Hazardous Material on any portion of such property, or transferred or caused to be transferred any Hazardous Material from such property to any other location except in compliance in all material respects with all Environmental Laws. Except for Hazardous Materials necessary for the routine maintenance of the properties owned or operated by Miller and its Subsidiaries or as brought on to such properties in the ordinary course of Miller's or such Subsidiary's business, which Hazardous Material shall be used in accordance with all applicable Environmental Laws, the Borrowers covenant that they shall, and shall cause each Subsidiary to, not permit any Hazardous Materials to be brought on to the real property owned or operated by Miller and its Subsidiaries, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws.

     7.19.  EMPLOYMENT MATTERS.  (a)  Except as set forth in
Schedule 7.19, none of the employees of Miller or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrowers, threatened against Miller or any Subsidiary or between Miller or any Subsidiary and any of its employees, other than (in each of the foregoing cases) employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, Miller and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is no pending or, to the knowledge of the Borrowers, threatened, litigation, administrative proceeding or investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect;

     7.20. RICO. Neither Miller nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal or racketeer influenced and corrupt organizations law.

     7.21. PERFECTED SECURITY INSTRUMENTS. At all times after execution and delivery of each Pledge Agreement by the Pledgor thereunder and satisfaction of the conditions set forth in Section 6.1, the security interests created in favor of the Agent for the benefit of the Lenders under the Pledge Agreements will constitute valid, perfected security interests in the Pledged Stock and Assigned Interests, subject to no other Liens.

                           ARTICLE VIII

                      Affirmative Covenants
                      ---------------------

     Until the Revolving Credit Termination Date, unless the
Required Lenders shall otherwise consent in writing, the Borrowers will, and where applicable will cause each Subsidiary to:

     8.1. FINANCIAL REPORTS, ETC. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of Miller, deliver or cause to be delivered to the Agent and each Lender (i) consolidated balance sheets of Miller and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by Miller and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of Miller and its Subsidiaries and without any exception not acceptable to the Required Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.1(a) through 9.1(d), 9.2 and 9.4, which certificate shall be in the form of Exhibit M;

     (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender
(i) consolidated balance sheets of Miller and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of Miller and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in GAAP with respect to interim financial statements, and
(ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.1(a)(ii);

     (c) together with each delivery of the financial statements required by Section 8.1(a)(i), deliver to the Agent and each Lender a letter from Miller's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under
Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrowers in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

     (d) promptly upon their becoming available to Miller, deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Miller or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange,

(ii) any proxy statement distributed by Miller or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to Miller or any Subsidiary by independent accountants in connection with any annual, interim or special audit of Miller or any Subsidiary;

     (e) promptly deliver or cause to be delivered to the Agent written notice of any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which Miller or any of its Subsidiaries is a party or by which Miller or any Subsidiary thereof or any of their respective properties may be bound; and

     (f) promptly, from time to time, deliver or cause to be delivered to the Agent such other information regarding Miller's and any Subsidiary's operations, business affairs and financial condition as the Agent may reasonably request.

     The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or, subject to Section 12.1(f), to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement provided that notice is given to Miller if such information is delivered to a Person not enumerated herein.

     8.2. MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition, ordinary wear and tear excepted, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens (other than Permitted Liens) all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

     8.3. EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under Section 9.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and, except to the extent conveyed in connection with a transaction permitted under Section 9.5 hereof, maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and in which the failure to have such licenses or qualifications could reasonably be expected to have a Material Adverse Effect.

     8.4. REGULATIONS AND TAXES. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties

except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to Miller's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

     8.5. INSURANCE. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason of business interruption, such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated and shall be in form reasonably satisfactory to the Agent and as of the Closing Date are generally described in Schedule 8.5.

     8.6. TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     8.7. RIGHT OF INSPECTION. Permit any representative designated by the Agent or any Lender to visit and inspect any of the properties, corporate books and financial reports of Miller or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice and permit any Lender to discuss either Borrower's affairs, finances and accounts with its principal officers and its independent accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

     8.8. OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

     8.9. GOVERNMENTAL LICENSES. Obtain and maintain all licenses, permits, certifications and approvals of all applicable
Governmental Authorities as are required for the conduct in all material respects of its business as currently conducted and as contemplated by the Loan Documents.

     8.10. COVENANTS EXTENDING TO OTHER PERSONS. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of Miller in Sections 8.2 through 8.9, 8.18, 8.19 and 8.20 inclusive;

     8.11.     OFFICER'S KNOWLEDGE OF DEFAULT.  Upon any
Authorized Representative or the General Counsel of Miller obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of Miller or any Subsidiary to any

Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative promptly to notify the Agent of the nature thereof, the period of existence thereof, and what action Miller or such Subsidiary proposes to take with respect thereto.

     8.12. SUITS OR OTHER PROCEEDINGS. Upon any Authorized Representative or the General Counsel of Miller obtaining knowledge of any litigation or other proceedings being instituted against Miller or any Subsidiary or any attachment, levy, execution or other process being instituted against any assets of Miller or any Subsidiary, making a claim or claims which could reasonably be expected to result in damages in an aggregate amount greater than $5,000,000 not otherwise covered by insurance, or could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative promptly to deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     8.13. NOTICE OF ENVIRONMENTAL COMPLAINT OR CONDITION. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by Miller or any Subsidiary relating to any
(a) violation or alleged violation by Miller or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by Miller or any Subsidiary, or at any facility or property owned or leased or operated by Miller or any Subsidiary, or by any Person handling, transporting, or disposing of any Hazardous Material on behalf of Miller or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of Miller or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which in any of the foregoing instances could reasonably be expected to have a Material Adverse Effect.

     8.14. ENVIRONMENTAL COMPLIANCE. If Miller or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that Miller or any Subsidiary has violated any Environmental Law, has released or is about to release any Hazardous Material or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, which in any of the foregoing instances could reasonably be expected to have a Material Adverse Effect, Miller shall provide prompt written notice thereof to the Agent describing in reasonable detail the nature of the matter and what action Miller or the applicable Subsidiary proposes to take with respect thereto and shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, either (i) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability or (ii) contest in good faith such violation so long as no remedial action shall be required to be taken during the period of such contest.

     8.15. INDEMNIFICATION. Without limiting the generality or application of Section 12.9, the Borrowers hereby agree to indemnify and hold the Agent, the Lenders, the Swing Line Lender, the Issuing Bank and NMS, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other experts' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation or alleged violation of any Environmental Law by Miller or any Subsidiary or with respect to any property owned, operated or leased by Miller or any Subsidiary or (b) the use, generation, handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of Miller or any Subsidiary or on or with respect to property owned or leased

or operated by Miller or any Subsidiary; provided, however, no party shall be entitled to indemnification hereunder to the extent that any such liability resulted directly from such party's gross negligence or willful misconduct. The provisions of this Section 8.15 shall survive the Revolving Credit Termination Date and expiration or termination of this Agreement.

     8.16. FURTHER ASSURANCES. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     8.17.     EMPLOYEE BENEFIT PLANS.

     (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (i) the establishment of any new Employee Benefit Plan (which notice shall include a summary of such plan), (ii) the commencement of contributions to any Employee Benefit Plan to which Miller, any of its ERISA Affiliates or any of its Subsidiaries was not previously contributing, (iii) any material increase in the benefits of any existing Employee Benefit Plan, (iv) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Miller, any ERISA Affiliate or any Subsidiary with respect to such request and
(v) the failure of Miller or any ERISA Affiliate or any Subsidiary to make a required installment or payment under
Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or any Foreign Benefit Law (in the case of any Employee Benefit Plan regulated by any Foreign Benefit Law) by the due date, provided that Miller and its Subsidiaries shall not be required to give any notice specified in this Section 8.17(a)(v) unless it relates to any required installment or payment which could reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with other similar failures to make such payments;

     (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any
(a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action Miller, any ERISA Affiliate or any Subsidiary has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, the PBGC or any other Governmental Authority with respect thereto. Notwithstanding anything in this Section 8.17(b) to the contrary, Miller and its Subsidiaries shall not be required to give any notice specified herein unless it relates to an Termination Event or nonexempt "prohibited transaction" which could reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with other similar events which would require notice under this Section; and

     (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (i), (ii) and (iii), deliver to the Agent copies of (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (ii) all notices received by Miller or any ERISA Affiliate or any Subsidiary of the PBGC's or any Governmental Authority's intent to terminate any Employee Benefit Plan or to have a trustee appointed to administer any Pension Plan, (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Miller or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (iv) all notices received by Miller or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Miller will notify the Agent in writing within five (5) Business Days of Miller or any ERISA Affiliate obtaining knowledge or reason to know that Miller or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of
Section 4041(c) of ERISA. Notwithstanding anything in this Section to the contrary, Miller and its Subsidiaries shall not be required to give any notice specified herein unless it relates to an event that could reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with other similar events which would require notice under this Section.

     8.18.     CONTINUED OPERATIONS.  Except as permitted under
Section 9.7 or Section 9.12, continue at all times to conduct its business and engage principally in the same or complementary line or lines of business substantially as heretofore conducted.

     8.19.     ADDITIONAL SUPPORT DOCUMENTS.  (a) Within fifteen
(15) days after the end of each fiscal quarter, with respect to each Domestic Subsidiary acquired or created during such fiscal quarter cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (i)  a Guaranty executed by each such Domestic
          Subsidiary substantially in the form of Exhibit F hereto;

               (ii) a Negative Pledge Agreement executed by each such Domestic Subsidiary substantially in the form of
          Exhibit I hereto;

               (iii) a Pledge Agreement executed by each such Domestic Subsidiary's stockholders substantially in the form of Exhibit K-1 or K-2 hereto, as applicable, pledging 100% (or such lesser percentage as such Person shall own of any Partially-Owned Subsidiary) of the capital stock and related interests and rights of such Domestic Subsidiary, or other comparable instrument pledging or assigning to the Agent for the benefit of the Lenders all of the equity, membership or partnership interest of such Domestic Subsidiary;

               (iv) stock certificates representing 100% of the capital stock and related interests and rights of each such Domestic Subsidiary, or other appropriate evidence of ownership of 100% of the equity, membership or partnership interest of each such Domestic Subsidiary,

          in each case together with duly executed stock powers or powers of assignment in blank affixed thereto, or in the case that any such Domestic Subsidiary is a partnership or other entity that has not issued certificates evidencing ownership of such partnership or other entity, the Collateral Assignment of Interests and Certificate and Receipt of Registrar of such entity with respect to the registration of the Lien on Assigned Interests so long as such assignment is not prohibited by the Governing Documents of such entity;

               (v) an opinion of counsel to each such Domestic Subsidiary dated as of the date of delivery of the Guaranty and other Loan Documents provided for in this
          Section 8.19(a) and addressed to the Agent and the Lenders, in form and substance substantially identical to the opinion of counsel delivered pursuant to Section 6.1(a)(ii) on the Closing Date, with respect to each Loan Party which is party to any Loan Document which such newly acquired or created Subsidiary is required to deliver or cause to be delivered pursuant to this
          Section 8.19(a);

               (vi) current copies of the Organizational
          Documents and Operating Documents of each such Domestic Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents or Operating Documents, of the shareholders) of such Domestic Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.19(a); and

               (vii)     such other documents and agreements as
          may be reasonably requested by the Agent.

     (b) Within forty-five (45) days after the acquisition or creation of any Direct Foreign Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (i) a Pledge Agreement executed by such Direct Foreign Subsidiary's stockholders in such form reasonably acceptable to the Agent, pledging 65% (or such lesser percentage as such Person shall own) of the Voting Stock of such Direct Foreign Subsidiary, or other comparable instrument pledging or assigning to the Agent for the benefit of the Lenders comparable percentages of the voting and non-voting stock of such Direct Foreign Subsidiary;

               (ii) to the extent that such Direct Foreign
          Subsidiary constitutes a Material Foreign Subsidiary, an opinion of foreign counsel to such Domestic Subsidiary dated as of the date of delivery of the Pledge Agreement or other comparable instrument provided for in this Section 8.19(b) and addressed to the Agent and the Lenders, in form and substance acceptable to the Agent, with respect to each Loan Party which is party to any Loan Document which such newly acquired or created Direct Foreign Subsidiary is required to deliver or cause to be delivered pursuant to this Section 8.19(b); and

               (iii)     such other documents and agreements as
          may be reasonably requested by the Agent.

     8.20. SUBSIDIARY SUPPORT OF PERMITTED INDEBTEDNESS. So long as not prohibited by law, Miller and each Subsidiary shall cause each of their Subsidiaries to make cash payments, directly or indirectly, to the Borrowers by way of dividends, advances, repayments of loans or advances, or other returns on investments, or by way of any other arrangement such that the Borrowers shall have the ability to satisfy all interest and principal payments required under the terms of this Agreement or any other Loan Document and under the terms of any other Permitted Indebtedness.

     8.21. OPINIONS OF FOREIGN COUNSEL. If requested by the Agent, with respect to each Direct Foreign Subsidiary that constitutes a Material Foreign Subsidiary at any time after the date hereof, deliver to the Agent a written opinion of foreign counsel in form and substance satisfactory to the Agent with respect to each Loan Party which is party to any Loan Document.

     8.22.     POST-CLOSING COVENANTS.  On or before March 31,
1998, deliver to the Agent and the Lenders the following:

          (i)  any document or instrument required by Section
     6.1(a) of this Agreement which was not delivered on the date of execution hereof;

          (ii) with respect to CAS Properties, LLC, a Mississippi limited liability company wholly owned by Miller ("CAS"),
     (A) evidence satisfactory to the Agent that CAS has (x) sold its only asset (certain real property) and distributed the net proceeds thereof to a Guarantor or Borrower and, after giving effect to such sale and distribution, has no assets or (y) transferred all of its assets to a Guarantor or Borrower or (B) delivered to the Agent a Guaranty Agreement, Pledge Agreement and other Security Instruments and other items required by Section 8.19(a) as if CAS were a newly created Domestic Subsidiary and subject to such Section 8.19(a);

          (iii)     with respect to Asper Realty Trust, a
     Massachusetts business trust wholly owned by Miller
     ("Asper"), deliver to the Agent a Guaranty Agreement, Pledge
     Agreement and other Security Instruments and other items requested by Section 8.19(a) as if Asper were a newly created Domestic Subsidiary and subject to such Section
     8.19(a);

          (iv) with respect to any Direct Foreign Subsidiary, deliver to the Agent the Pledge Agreement and Security Instruments and other items required by Section 8.19(b) as if such Foreign Subsidiary were a newly created Direct Foreign Subsidiary and subject to such Section 8.19(b).

          Until the requirements of this  Section 8.22(ii) and
     (iii) are satisfied, the Borrowers will not transfer any proceeds of the Loans to either CAS or Asper.

     8.23.     UNIFORM COMMERCIAL CODE FINANCING STATEMENTS.
Within thirty (30) days following a request by the Agent after
(i) the occurrence of a Default or (ii) a determination by the

Agent that, in its reasonable judgment, the filing of Uniform Commercial Code Financing Statements should be completed in order to better perfect the lien of the Agent and Lenders on the Collateral, the Borrowers will execute, and will cause each Subsidiary which is a party to a Pledge Agreement to execute, and deliver to Agent for filing such Uniform Commercial Code Financing Statements as Agent may deem necessary to perfect any liens on the Collateral. The Borrowers will pay all filing fees, taxes and other amounts which are payable to perfect the liens on the Collateral by filing of such financing statements.

                            ARTICLE IX

                        Negative Covenants
                        ------------------

     Until the Revolving Credit Termination Date, unless the
Required Lenders shall otherwise consent in writing, Miller will not, nor will it permit any Subsidiary to:

     9.1. Financial Covenants.
          -------------------

          (a) CONSOLIDATED TANGIBLE SHAREHOLDERS' EQUITY. Permit Consolidated Tangible Shareholders' Equity to be less than
     (i) $93,000,000 for the period from the Closing Date through January 30, 1998 and (ii) at the last day of each succeeding fiscal quarter of Miller (the "Step Up Date"), commencing with the fiscal quarter ending January 31, 1998, and until (but excluding) the last day of the next following fiscal quarter, the sum of (A) the amount of Consolidated Tangible Shareholders' Equity required to be maintained pursuant to this Section 9.1(a) as at the end of the immediately preceding Step Up Date, plus (B) fifty percent (50%) of Consolidated Net Income for the period beginning with the first day of such fiscal quarter of Miller and ending on the Step Up Date, plus (C) one hundred percent (100%) of the Net Proceeds of any Equity Offering.

          (b)  CONSOLIDATED FUNDED SENIOR INDEBTEDNESS TO
     CONSOLIDATED EBITDA. Permit at any time the ratio of Consolidated Funded Senior Indebtedness to Consolidated
     EBITDA for the Four-Quarter Period most recently ended to be greater than 3.00 to 1.00.

          (c)  CONSOLIDATED FUNDED TOTAL INDEBTEDNESS TO
     CONSOLIDATED EBITDA. Permit at any time the ratio of Consolidated Funded Total Indebtedness to Consolidated
     EBITDA for the Four-Quarter Period most recently ended to be greater than 3.50 to 1.00.

          (d)  CONSOLIDATED FIXED CHARGE RATIO.  Permit at any
     time during the respective periods set forth below the
     Consolidated Fixed Charge Ratio to be less than that set
     forth opposite each such period:
                                           Consolidated Fixed Charge Ratio
               Period                           Must Not Be Less Than
               ------                      -------------------------------

          Closing Date through and                    1.00 to 1.00
          including the day immediately
          prior to Fiscal Year End 1999

          Fiscal Year End 1999 through and
          including the day immediately
          prior to Fiscal Year End 2000               1.20 to 1.00

          Fiscal Year End 2000 and thereafter         1.25 to 1.00

     9.2. ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for, or otherwise effect, any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition; provided, however, that Miller or any Subsidiary may enter into any such agreement for, and effect, one or more Permitted Acquisitions with respect to which the Cost of Acquisition for such Permitted Acquisitions, in the aggregate, does not exceed $50,000,000 in any Fiscal Year.

     9.3. LIENS. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by Miller or any Subsidiary, other than Liens created in favor of the Agent and the Lenders under the Loan Documents and the following (collectively, the "Permitted Liens"):

          (a) Liens existing as of the date hereof and as set forth in Schedule 7.7;

          (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

          (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

           (e) purchase money Liens to secure Indebtedness permitted under Section 9.4(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% and not more than 100% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

          (f) Liens arising in connection with Capital Leases permitted under Section 9.4(d) provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases;

          (g) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) affecting real property, which do not interfere materially with the ordinary conduct of the business of Miller or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to Miller or any Subsidiary; and

          (h) Liens securing Indebtedness assumed in connection with an Acquisition permitted by Section 9.2, provided that such Liens extend only to the assets acquired in such Acquisition.

     9.4. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except the following
(collectively the "Permitted Indebtedness"):

          (a) Indebtedness existing as of the Closing Date as set forth in Schedule 7.6; provided the outstanding principal amount of such Indebtedness shall not at any time exceed $23,925,858 in the aggregate; and provided, further, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

          (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan
     Document;

          (c)  the endorsement of negotiable instruments for
deposit or collection or      similar transactions in the
ordinary course of business;

          (d) purchase money Indebtedness and obligations under Capital Leases in an aggregate principal amount not to exceed $5,000,000 outstanding at any time;

          (e) obligations of Miller incurred in the ordinary course of business consistent with past practice directly or indirectly guaranteeing any trade account Indebtedness of any Subsidiary in an aggregate amount not to exceed
     $2,000,000 outstanding at any time;

          (f)  the Guaranty permitted hereunder of Guarantors;

          (g) Indebtedness assumed in connection with any Acquisition permitted under Section 9.2; and

          (h)  Indebtedness other than permitted in clauses (a) -
     (g) above in an aggregate principal amount not to exceed
     $5,000,000 outstanding at any time.

     9.5. TRANSFER OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of Miller or any Subsidiary other than:

          (a) dispositions of inventory in the ordinary course of business;

          (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of Miller, no longer best used or useful in its business or that of any Subsidiary;

          (c) transfers of assets necessary to give effect to investment or merger or consolidation transactions permitted by Sections 9.6 and 9.7; and

          (d) transfers of machinery or equipment from Miller or a Subsidiary to any Foreign Subsidiary in the ordinary course of business consistent with past practice, which machinery or equipment has a book value which, when aggregated with the value of transactions with Foreign Subsidiaries permitted by clause (b) of Section 9.9, does not exceed $2,000,000 in any Fiscal Year.

     9.6. INVESTMENTS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make any investment or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Miller and its Subsidiaries may maintain investments or invest in:

          (a) any Person acquired in or formed solely for the purpose of effecting an Acquisition permitted by Section
     9.2;

          (b)  Eligible Securities;

          (c) investments, including joint ventures, existing as of the date hereof and as set forth in Schedule 7.4;

          (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

          (e)  investments in Miller Towing or in Guarantors;

          (f) loans and advances to employees in the ordinary course of business of Miller in an aggregate amount outstanding at any one time not to exceed $1,000,000; and

          (g) investments in conditional sales contracts or finance leases owned by Miller Financial and originated in connection with the financing by Miller Financial of sales of inventory in the ordinary course of business consistent with past practice.

     9.7. MERGER OR CONSOLIDATION. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; provided, however, (i) any Domestic Subsidiary of Miller may merge into or transfer all or substantially all of its assets into or consolidate with Miller, Miller Towing or any other wholly owned Guarantor, (ii) any Foreign Subsidiary may merge into or transfer all or substantially all of its assets to

or consolidate with Miller or any other Subsidiary, and (iii) in order to consummate an Acquisition permitted by Section 9.2, any other Person may merge into or consolidate with Miller or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person; provided further, that any resulting or surviving entity of such a Permitted Acquisition shall execute and deliver such agreements and other documents, including a Guaranty if applicable, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

     9.8. RESTRICTED PAYMENTS. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing, provided, that, if prior to and immediately after giving effect thereto no Default or Event of Default shall exist, Miller may make Restricted Payments during each Fiscal Year beginning with the 1998 Fiscal Year, in an aggregate amount not to exceed $3,000,000.

     9.9. TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under Sections 9.5, 9.6, 9.7 and 9.8, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of Miller, except (a) that the Borrowers may make the benefits of all Loans or Letters of Credit available to any or all of the Guarantors, (b) that the Borrowers may make the benefits of Loans or Letters of Credit in an aggregate amount not exceeding $2,000,000 in any Fiscal Year available to any Foreign Subsidiary, (c) that such Persons may render services to Miller or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (d) that Miller or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by Miller or such Subsidiary and (e) in either case in the ordinary course of business and pursuant to the reasonable requirements of Miller's (or any Subsidiary's) business consistent with past practice of Miller and its Subsidiaries and upon fair and reasonable terms no less favorable to Miller (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     9.10. COMPLIANCE WITH ERISA, THE CODE AND FOREIGN
BENEFIT LAWS.  With respect to any Pension Plan, Employee Benefit
Plan or Multiemployer Plan:

          (a) permit the occurrence of any Termination Event which would result in a liability on the part of Miller, any ERISA Affiliate, or any Subsidiary to the PBGC or any Governmental Authority, except for any Termination Event which could not reasonably be expected to result in a liability of $250,000 or more individually or when aggregated with other such Termination Events; or

          (b)  permit the present value of all benefit
     liabilities under all Employee Benefit Plans to exceed the current value of the assets of such Employee Benefit Plans allocable to such benefit liabilities in an amount in excess of $250,000; or

          (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived, except for any deficiency which could not reasonably be expected to result in a liability of $250,000 or more

     individually or when aggregated with any other such deficiency under such Pension Plan or any other Pension
     Plan; or

          (d) fail to make any contribution or payment to any Multiemployer Plan which Miller or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto, except for any such contribution or payment which individually or when aggregated with any other such failed contributions or payments does not exceed $250,000; or

          (e) engage, or permit Miller or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a material civil penalty pursuant to Section 502(I) of ERISA or a material tax pursuant to Section 4975 of the Code may be imposed; or

          (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in material liability to Miller or any ERISA Affiliate or any Subsidiary or materially increase the obligation of Miller or any ERISA Affiliate or any Subsidiary to a Multiemployer Plan; or

          (g) fail, or permit Miller or any ERISA Affiliate or any Subsidiary to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

     9.11. ACCOUNTING CHANGES. Change its Fiscal Year (other than a change to a calendar year fiscal year) or make any change in its accounting treatment and reporting practices except as required by GAAP.

     9.12.     DISSOLUTION, ETC.  Wind up, liquidate or dissolve
(voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a transaction permitted pursuant to Section 9.7.

     9.13. LIMITATIONS ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by Miller or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by Miller or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Miller or any Subsidiary; provided that the foregoing shall not prohibit continuation by Miller of its obligations under the Bank America Lease Transaction and the existence of additional Off Balance Sheet Liabilities permitted under Section 9.4(h).

     9.14. CHANGE IN CONTROL. Cause, suffer or permit to exist or occur any Change of Control.

     9.15. LIMITATION ON GUARANTIES. Enter into or cause, suffer or permit to exist any obligations of Miller or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person, except (i) as permitted in Section 9.4 and (ii) the endorsement of instruments for deposit or collection in the ordinary course of business.

     9.16. NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of Miller or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, in favor of the Agent and the Lenders under the Loan Documents; provided that Miller and any Subsidiary may enter into such an agreement in connection with, and limited solely to, property acquired with the proceeds of purchase money Indebtedness, the Bank America Lease Transaction, Capital Leases or operating leases permitted hereunder.

     9.17. PREPAYMENTS, ETC. OF INDEBTEDNESS. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than (i) prepayments of Indebtedness (other than Indebtedness subordinated to Indebtedness to the Lenders) that has been assumed by Miller or a Subsidiary in connection with a Permitted Acquisition, (ii) prepayment of up to $20,000,000 in Indebtedness (other than Indebtedness subordinated to Indebtedness to the Lenders) shown on Schedule 7.6 and (iii) or prepayments of other Indebtedness (other than Indebtedness subordinated to Indebtedness to the Lenders) in an amount not to exceed $5,000,000; or

     (b) amend, modify or change in any manner any term or condition of any Indebtedness described in Section 9.4(a) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.

     9.18. RESTRICTIVE AGREEMENTS. Enter into or cause, suffer or permit to exist any agreement with any other Person (other than the Agent and the Lenders pursuant to this Agreement or any other Loan Document) which prohibits, limits or restricts the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrowers by way of dividends, advances, repayments of loans or advances, or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrowers.

                            ARTICLE X

               Events of Default and Acceleration
               ----------------------------------

     10.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan, Swing Line Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Swing Line Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for 5 days following the date such payment is due; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Section 2.3(b), 2.12, 8.7, 8.11, 8.12, 8.19, 8.22 or Article IX; or

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an Authorized Representative of Miller actually becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) ( including without limitation failure of any Guarantor to pay the Agent all of the Guarantors' Obligations in accordance with, and as defined in, the Guaranty on the Business Day on which the Agent has demanded such payment in accordance with the terms of the Guaranty ) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent or any Lender), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

          (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of Miller or any Subsidiary in an amount not less than $500,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation referred to in clause (i) may have been issued, created, assumed, guaranteed or secured by Miller or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by Miller or any Subsidiary, and any such default or event of default specified in clauses (i), (ii) or (iii) shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit (or, with the giving of notice of lapse of time or both, would permit) the holder of any such Indebtedness or Rate Hedging Obligation (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of Miller or any other Loan Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

          (g) if Miller or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Miller or any Subsidiary or other Loan Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against Miller or any Subsidiary or other Loan Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Miller or any Subsidiary or other Loan Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty
     (60) days; or if there is commenced against Miller or any Subsidiary or any other Loan Party any proceeding or

     petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if Miller or any Subsidiary or any other Loan Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if (i) one or more judgments or orders for the payment of money where the amount not covered by insurance (or the amount as to which the insurer is found not to be liable for) is in excess of $250,000 is rendered against Miller or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of Miller's or Subsidiaries' properties for any amount in excess of $250,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty
     (30) days; or

          (j) if Miller or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices) or except as permitted by Section 9.7, suspend all or any part of its operations material to the conduct of the business of Miller or such Subsidiary for a period of more than sixty (60) days; or

          (k) any actual or asserted invalidity (other than by the Agent or Lenders) of the Loan Documents shall occur; or

          (l) if there shall occur any Termination Event which could reasonably be expected to result in a liability of $250,000 or more for Miller or any Subsidiary; or

          (m)  there shall occur any Change in Control;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall be continuing and shall have not been waived,

               (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders, the Swing Line Lender and the Issuing Bank to make further Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans, of the Swing Line Lender to make further Swing Line Loans and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and
          (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwith-

          standing; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans, of the Swing Line Lender to make Swing Line Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice by or to the Agent or the Lenders;

               (B)  the Borrowers shall, upon demand of the
          Agent, the Issuing Bank or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

               (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan
          Documents or under any applicable law.

     10.2. AGENT TO ACT. In case any one or more Events of Default shall occur and not have been waived or cured, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     10.3. CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     10.4. NO WAIVER. No course of dealing between the Borrowers and any Lender, the Swing Line Lender, the Issuing Bank or the Agent or any failure or delay on the part of any Lender, the Swing Line Lender, the Issuing Bank or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     10.5. ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder, shall be applied by the Agent in the following order:

          (a)  amounts due to the Lenders (including the Issuing
     Bank) pursuant to Sections 2.10, 3.3 and 12.5;

          (b) amounts due to the Agent pursuant to Sections 2.15 and 11.8;

          (c) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to the Swing Line Lender);

          (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to the Swing Line Lender);

          (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section
     10.1(B);

          (f)  amounts due to the Lenders pursuant to Sections
     3.2(g), 8.15 and 12.9;

          (g) payments of all other Obligations due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

          (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap
     Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

          (i) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.

     10.6. JUDGMENT CURRENCY. The Borrowers, the Agent and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to the Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), the Borrowers agree to indemnify the Agent or such Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased by the Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Agent or the applicable Lenders agrees to remit such excess to the Borrowers. The agreements in this Section shall survive payment of all Obligations.

                            ARTICLE XI

                            The Agent
                            ---------

     11.1. APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender, the Swing Line Lender and the Issuing Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender, the Swing Line Lender or the Issuing Bank; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible to any Lender for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     11.2. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 12.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required

to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     11.3. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default".
In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     11.4. RIGHTS AS LENDER. With respect to its Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     11.5. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.9 hereof, but without limiting the obligations of the Borrowers under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided

that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrowers under Section 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrowers. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

     11.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     11.7. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent meeting the requirements set forth herein. The Borrowers shall have the right to approve such Agent so long as no Default or Event of Default exist. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     11.8.     FEES.     The Borrowers agree to pay to the Agent,
for its individual account, an Agent's fee as from time to time agreed to by the Borrowers and Agent in writing.

                           ARTICLE XII

                          Miscellaneous
                          -------------

     12.1. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes and its Revolving Credit Commitment); provided, however, that

          (i)  each such assignment shall be to an Eligible
Assignee;

          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $5,000,000 (or, if less, the entire remaining amount of such Lender's Revolving Credit Commitment) in excess thereof;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Revolving Credit Facility and Letter of Credit Facility and the Note; and

          (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500; provided, that in the case of contemporaneous assignments by a Lender to more than one fund managed by or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such contemporaneous assignments; and provided further, that no such fee shall be payable by any Lender in connection with the original issue of the Notes on the Closing Date.

     Upon execution, delivery and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

     (b)  The Agent shall maintain at its address referred to in
Section 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or

any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations at its expense to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to its Loans and its Note and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment) and (iv) the sale of any such participation which requires the Borrowers to file a registration statement with federal or state regulatory authorities shall not be permitted.

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning Miller or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) so long as such Lender shall require in writing (which writing names the Borrowers as third party beneficiaries thereof) any such assignee or participant or prospective assignee or participant to maintain the confidentiality of any information delivered to it which is not publicly available.

     (g) The Borrowers may not assign, nor shall they cause, suffer or permit any Guarantor to assign, any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     12.2. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party

in written notice to the other parties hereto or otherwise received), in the case of notice by telegram or telefacsimile, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

          (a)  if to the Borrowers or any Guarantor:

               Miller Industries, Inc.
               8503 Hilltop Drive
               Ooltewah, Tennessee  37363
               Attention:     Chief Financial Officer
               Telephone:     (423) 238-4171
               Telefacsimile: (423) 238-6874

          (b)  if to the Agent:

               NationsBank of Tennessee, National Association
               Independence Center, 15th Floor
               NC1-001-15-04
               Charlotte, North Carolina 28255
               Attention:     Agency Services
               Telephone:     (704) 388-6482
               Telefacsimile: (704) 388-9436

               with a copy to:

               NationsBank of Tennessee, National Association
               633 Chestnut Street
               Chattanooga, Tennessee 37450-004
               Attention:     Commercial Banking
               Telephone:     (423) 755-0663
               Telefacsimile: (423) 755-0689; and

          (c)  if to the Lenders:

               At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

     12.3. RIGHT OF SET-OFF; ADJUSTMENTS. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Note held

by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although the payment of such obligations may not have been accelerated. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participation interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of either of the Borrowers in the amount of such participation.

     12.4. SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and by the Swing Line Lender of the Swing Line Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrowers have continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     12.5. EXPENSES. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent and NMS in connection with the syndication, preparation, execution and delivery of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of Smith Helms Mulliss & Moore, L.L.P., counsel for the Agent, with respect

thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrowers further agree to pay on demand all reasonable costs and expenses of the Agent, including, without limitation, the reasonable fees and expenses of counsel for the Agent, in connection with any future modification or amendment of this Agreement, the other Loan Documents and the other documents delivered hereunder. The Borrowers further agree to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

     12.6. AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if Article XI or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, (iv) change the percentage of the Revolving Credit Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (v) release any Guarantor or Pledged Stock or any Liens upon or other rights in all or any material portion of any other Collateral; and provided, further, that no such amendment or waiver which affects the rights, privileges, or obligations of the Issuing Bank, as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank, or that affects the rights, privileges or obligations of the Swing Line Lender, as provider of Swing Line Loans, shall be effective unless signed in writing by the Swing Line Lender.

     Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     12.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     12.8. TERMINATION. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not

yet due and payable, which shall continue) or the Borrowers have furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     12.9.     INDEMNIFICATION.  (a)    The Borrowers agree to
indemnify and hold harmless the Agent, the Issuing Bank, the Swing Line Lender, NMS and each Lender and each of their affiliates and their respective attorneys, officers, directors and employees (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is finally judicially determined to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.9(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrowers, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

     (b) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement and the Notes.

     12.10. SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     12.11. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations,

commitments and other communications between or among the parties, both oral and written, with respect thereto.

     12.12. AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     12.13. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes or other Loan Documents, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement or other Loan Documents at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement or other Loan Documents had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     12.14.    GOVERNING LAW; WAIVER OF JURY TRIAL.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN CERTAIN PLEDGE AGREEMENTS COVERING SHARES OF DIRECT FOREIGN SUBSIDIARIES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

          (b)  THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY
     AGREE AND CONSENT THAT ANY SUIT, ACTION OR PROCEEDING

     ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA OR THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THE BORROWERS HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) THE BORROWERS AGREE THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWERS PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWERS OR ANY OF THE BORROWERS' PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     12.15. PAYMENTS. All principal, interest and other amounts to be paid by the Borrowers under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period," whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.


     12.16. SUBORDINATION. Until the Obligations are paid in full and the Agent and the Lenders are under no further obligation to lend or extend funds or credit which would constitute Obligations, the Borrowers hereby unconditionally subordinate all present and future debts, liabilities or obligations of any Guarantor or any Subsidiary which is not a Guarantor, as the case may be, to the Borrowers to the Obligations, and all amounts due under such debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected for and upon request of Agent paid over forthwith to the Agent, for the benefit of the Lenders, on account of the Obligations and, pending such payment, shall be held by the Borrowers as agent and bailee of the Agent and the Lenders separate and apart from all other funds, property and accounts of the Borrowers. The Borrowers shall execute such further documents in favor of the Agent, for the benefit of the Lenders, to further evidence and support the purpose of this Section 12.16. The Borrowers hereby irrevocably waive and release any right or rights of subrogation or contribution existing at law, by contract or otherwise to recover all or any portion of any payment made hereunder from any Guarantor unless and until the Obligations are paid in full and the Agent and the Lenders are under no further obligation to lend or extend further credit which would constitute Obligations.

     12.17. JOINT AND SEVERAL OBLIGATIONS. All Loans and Advances by the Lenders, all Swing Line Loans by the Swing Line Lender and all Letters of Credit issued by the Issuing Bank to Borrowers under this Agreement and the Obligations shall constitute one joint and several general obligation of each of the Borrowers. The Agent will maintain a single loan account for Advances to the Borrowers, and each Borrower shall be jointly and severally liable to the Lenders for all Obligations hereunder, regardless of whether such Obligations arise as a result of Advances to such Borrower, it being stipulated and agreed that Advances hereunder to any Borrower inure to the benefit of each of the Borrowers, and that the Lenders are relying on the joint and several liability of the Borrowers in extending credit hereunder. Each Borrower agrees that the joint and several liability of the Borrowers shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Lenders or the Issuing Bank with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the Borrowers, each Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance.
The liability of each Borrower hereunder is direct and unconditional as to all of the Obligations hereunder, and may be enforced without requiring the Lenders or the Issuing Bank first to resort to any other right, remedy or security; neither Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations hereunder, unless and until all of said Obligations have been paid in full; nothing shall discharge or satisfy the liability of either Borrower hereunder except the full payment and performance of all of the Obligations; any and all present and future debts and obligations of each Borrower to

the other Borrower are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future obligations of the Borrowers to the Lenders and the Issuing Bank


                 [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                              MILLER INDUSTRIES, INC.


                              By: /s/ Jeffrey I. Badgley
                              Name: Jeffrey I. Badgley
                              Title: President & CEO



                              MILLER INDUSTRIES TOWING
                              EQUIPMENT INC.


                              By: /s/ Adam Dunayer
                              Name: Adam Dunayer
                              Title: Vice President



                              NATIONSBANK OF TENNESSEE, NATIONAL
                              ASSOCIATION, as Agent for the Lenders


                              By: /s/ Gregory E. Merriman
                              Name: Gregory E. Merriman
                              Title: Commercial Banking Officer







                                     Signature Page 1 of 5
                              NATIONSBANK OF TENNESSEE,
                                   NATIONAL ASSOCIATION


                              By: /s/ Gregory E. Merriman
                              Name: Gregory E. Merriman
                              Title: Commercial Banking Officer

                              Lending Office:
                                   NationsBank, National Association
                                   Independence Center, 15th Floor
                                   NC1-001-15-04
                                   Charlotte, North Carolina 28255
                                   Attention: Agency Services
                                   Telephone: ________________
                                   Telefacsimile: ______________

                              Wire Transfer Instructions:
                                   NationsBank, National
                                   Association
                                   ABA # ______________________
                                   Account No.: _________________
                                   Reference: ___________________
                                   Attention: ____________________


                                     Signature Page 2 of 5
                              BANK OF AMERICA, FSB


                              By: /s/ Howard Kim
                              Name: Howard Kim
                              Title: Vice President

                              Lending Office:
                                   Bank of America
                                   1230 Peachtree Street
                                   Suite 3600
                                   Atlanta, Georgia  30309
                                   Attention: Howard Kim
                                   Telephone: (404) 815-5926
                                   Telefacsimile: (404) 815-5919

                              Wire Transfer Instructions:
                                   Bank of America, NTSA
                                   ABA # 12100358
                                   Account No.: 15919 84033
                                   Reference: Miller Industries,
                                   Inc.
                                   Attention: Mary Nelson




                                     Signature Page 3 of 5
                              WACHOVIA BANK, N.A.


                              By: /s/ John B. Tibe
                              Name: John B. Tibe
                              Title: Assistant Vice President

                              Lending Office:
                                   Wachovia Bank, N.A.
                                   191 Peachtree Street, N.E.
                                   29th Floor
                                   Atlanta, Georgia  30303
                                   Attention: John B. Tibe
                                   Telephone: (404) 332-1040
                                   Telefacsimile: (404) 332-5016

                              Wire Transfer Instructions:
                                   Wachovia Bank, N.A.
                                   ABA # 061000010
                                   Account No.: 18-800-621
                                   Reference: ___________________
                                   Attention: Adrienne
                                   Durham/Karen Matthews






                                     Signature Page 4 of 5
                              FIRST AMERICAN NATIONAL BANK


                              By:  /s/ Mary E. Buckner
                              Name: Mary E. Buckner
                              Title: Vice President

                              Lending Office:
                                   First American National Bank
                                   1 Union Square, Suite 100
                                   Chattanooga, Tennessee  37402
                                   Attention: Mary E. Buckner
                                   Telephone: (423) 755-6022
                                   Telefacsimile: (423) 755-6014

                              Wire Transfer Instructions:
                                   First American National Bank
                                   ABA # 064000017
                                   Account No.: 1002295498
                                   Reference: Miller Industries
                                   Attention: Commercial Loan
                                   Operations


                                     Signature Page 5 of 5
                            EXHIBIT A

                Applicable Commitment Percentages



Lender                              Revolving            Applicable
------                               Credit              Commitment
                                   Commitment            Percentage
                                   ----------            ----------

NationsBank of Tennessee,
     National Association          $65,000,000          43.3333333%


Bank of America,  FSB              $42,500,000          28.3333333%


Wachovia Bank, N.A.                $30,000,000          20.0000000%


First American National Bank       $12,500,000           8.3333333%






                            EXHIBIT B

                Form of Assignment and Acceptance

                   DATED _______________,_____

     Reference is made to the Credit Agreement dated as of January 30, 1998 (the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware Corporation ("Miller Towing," and together with Miller, the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank of Tennessee, National Association, as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest in the Revolving Credit Commitment specified on Schedule
1. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee;
(iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion

under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.6.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent and approval by Miller if required under the Credit Agreement. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent and approval by Miller if required under the Credit Agreement, unless otherwise specified on Schedule 1.

     5. Upon such acceptance and recording by the Agent and approval by Miller if required under the Credit Agreement, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent and approval by Miller if required under the Credit Agreement, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.
                         [NAME OF ASSIGNOR], as Assignor


                         By:
                         Title:

                         Dated:         , 19 _



                         [NAME OF ASSIGNEE], as Assignee


                         By:
                         Title:

                         Lending Office:




Accepted [and Approved] *
this ___ day of ___________, 19 _

NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION


By:
Title:


[Approved this ____ day
of ____________, 19__

MILLER INDUSTRIES, INC.

By:             ]*
Title:

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".



                            SCHEDULE 1
                                to
                    ASSIGNMENT AND ACCEPTANCE

     Percentage interest of Revolving Credit Commitment assigned:   ________%

     Assignee's Revolving Credit Commitment:                        $_______
     Aggregate outstanding principal amount of
     Revolving Loans assigned:                                      $_______

     Principal amount of Revolving Note payable
       to Assignee:                                                 $_______

     Principal amount of Revolving Note payable
       to Assignor:                                                 $_______


     Effective Date (if other than date
            of acceptance by Agent):                               _______, 19__



                            EXHIBIT C

  Notice of Appointment (or Revocation) of Authorized Representative

     Reference is hereby made to the Credit Agreement dated as of January 30, 1998 (the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank of Tennessee, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     Miller hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and
(ii) each such individual has been duly authorized by Miller to act as Authorized Representative under the Loan Documents:

Name and Address                Office        Specimen Signature






Miller hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized
Representative.

     This the ___ day of __________________, 19__.


                              MILLER INDUSTRIES, INC.


                              By:
                              Name:
                              Title:

                           EXHIBIT D-1

                     Form of Borrowing Notice

To:  NationsBank of Tennessee, National Association,
     as Agent
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina  28255
     Attention: Agency Services
     Telefacsimile:  (704)386-9936

       Reference is hereby made to the Credit Agreement dated as of January 30, 1998 (the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller, the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank of Tennessee, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrowers through their Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan              Interest           Aggregate
(check one)               Period<F1>         Amount<F2>      Date of Loan<F3>


Base Rate Loan             ______            _________       ____________

Eurodollar Rate Loan       ______            _________       ____________

__________________________________________________
[FN]
<F1>      For any Eurodollar Rate Loan, one, two, three or six
          months.
<F2>      Must be $2,000,000 or if greater an integral multiple
          of $1,000,000, unless a Base Rate Refunding Loan.
<F3>      At least three (3) Business Days later if a Eurodollar
          Rate Loan.

          The Borrowers hereby request that the proceeds of Loans
described in this Borrowing Notice be made available to the
Borrowers as follows:  [insert transmittal instructions].
                     ------------------------------------

          The undersigned hereby certifies that:

                               D-1-1
          1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

          2. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in Section 7.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 8.1(b) or (c) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

          3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .


                              MILLER INDUSTRIES, INC.
                              MILLER INDUSTRIES TOWING EQUIPMENT INC.


                              BY:____________________________________
                                        Authorized Representative

                              DATE: _________________________________



                              D-1-2
                           EXHIBIT D-2

           Form of Borrowing Notice -- Swing Line Loans

To:       NationsBank of Tennessee, National Association,
          as Agent
          Independence Center, 15th Floor
          NC1-001-15-04
          Charlotte, North Carolina  28255
          Attention: Agency Services
          Telefacsimile:  (704)386-9936

             Reference is hereby made to the Credit Agreement dated as of January 30, 1998 (the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation, ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller, the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank of Tennessee, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

          The Borrowers through their Authorized Representative hereby gives notice to NationsBank as Swing Line Lender that a Swing Line Loan of the amount set forth below be made on the date indicated:

                Amount (1)                   Date of Loan


               ______________              ____________, ____


(1) Must be $100,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.

          The Borrowers hereby request that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrowers as follows: [insert transmittal instructions] .
                             -----------------------------------

          The undersigned hereby certifies that:

          1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

          2. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in Section 7.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 8.1(b) or (c) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

                              D-2-1
          3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .
                              MILLER INDUSTRIES, INC.
                              MILLER INDUSTRIES TOWING EQUIPMENT INC.


                              BY:____________________________________
                                        Authorized Representative

                              DATE:__________________________________



                              D-2-2
                            EXHIBIT E

            Form of Collateral Assignment of Interests

                          [See Attached]



                                 FORM OF
                    COLLATERAL ASSIGNMENT OF INTERESTS

     THIS COLLATERAL ASSIGNMENT OF INTERESTS (the "Agreement") is made and entered into this ___ day of _________, 199__ by and between _____________ ___________________________________________
(the "Pledgors", and each individually a "Pledgor") and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                       W I T N E S S E T H:


     WHEREAS, the Secured Parties have agreed to provide to Miller Industries, Inc. ("Miller") and to Miller Industries Towing Equipment Inc., a Delaware company ("Miller Towing," and together with Miller, the "Borrower"), certain credit facilities, including a revolving credit facility with a letter of credit sublimit and a swing line sublimit, pursuant to the Credit Agreement dated as of January 30, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

     WHEREAS, all or some of the Pledgors have entered into the Credit Agreement or that certain Guaranty Agreement of even date therewith in favor of the Agent for the benefit of the Lenders
(the "Guaranty"); and

     WHEREAS, as collateral security for the payment and performance of the Borrower's Obligations and the Guarantors' Obligations (as defined in the Guaranty), each Pledgor is willing to collaterally assign and pledge to, and grant to the Agent for the benefit of the Lenders a security interest in, all general and limited partnership interests, as applicable, all membership interests, or other equivalent indicia of equity ownership, whether now in existence or hereafter issued, of each partnership or limited liability company or similar entity which is now or at any time hereafter becomes a Subsidiary, all of which are required to be subject to a Pledge Agreement pursuant to the Credit Agreement (the "Pledged Interests"), including without limitation the Pledged Interests more particularly described on
Schedule 1 attached hereto (such Subsidiaries, together with all other Subsidiaries whose equity interests may be required to be subject to a Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"); and

     WHEREAS, the Lenders are unwilling to enter into the Loan
Documents unless each Pledgor enters into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents, to extend credit to the Borrower and to make loans and advances and issue letters of credit and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:


    1.   COLLATERAL ASSIGNMENT AND PLEDGE OF INTERESTS.

     (a) As collateral security for the payment and performance by the Borrower of its now or hereafter existing Obligations and by the Pledgors of their now or hereafter existing liabilities and obligations under the Guaranty (collectively with the Obligations, the "Secured Obligations"), each Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a first priority lien and security interest in, the Pledged Interests and all of the following:

               (i) all cash, securities, distributions, rights (including without limitation any and all rights to subscribe to additional ownership interests) and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests, other than cash dividends permitted to be retained by the Pledgors under Section 9 hereof;

               (ii) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests; and

               (iii)     all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interest, distributions, rights and other property referred to in this Section 1, other than cash distributions issued in respect of such Pledged Interests that are permitted to be retained by the Pledgors under Section 9 hereof, are herein collectively referred to as the "Collateral." All of the Pledged Interests described on Schedule I in effect from time to time is currently owned by the respective Pledgors listed on Schedule I hereto. None of the Pledged Interests are represented by any certificate or other tangible evidence of ownership.

     (b) Each Pledgor agrees to deliver all the Collateral to the Agent at such location or locations as the Agent shall from time to time designate by written notice pursuant to Section 25 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

     (c) Each Pledgor agrees to deliver all documents, agreements, financing statements, amendments thereto, assignments or other writings as the Agent may reasonably request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders and further agrees to

                               2

do and cause to be done all things determined by the Agent to be reasonably necessary to perfect and keep in full force the Lien in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders, including, but not limited to, the prompt payment of all reasonable out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders. Each Pledgor agrees to make appropriate entries upon its books and records (including without limitation its ownership record and transfer books) disclosing the Lien in the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders hereunder.

     (d) All advances, charges, reasonable costs and reasonable expenses, including reasonable attorneys' fees, incurred or paid by any Secured Party in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Agent for the benefit of the Lenders by the Pledgors immediately upon demand therefor, with interest thereon until paid in full at the Default Rate for Base Rate Loans.

     2. STATUS OF PLEDGED INTERESTS. Each Pledgor hereby represents and warrants to the Agent for the benefit of the Lenders that (i) all of the Pledged Interests are validly issued and outstanding, fully paid and nonassessable and constitute all the authorized, issued and outstanding partnership, membership or other equity interests of each of the Pledged Entities of such Pledgor, (ii) such Pledgor is the registered and record and beneficial owner of such Pledged Interests, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the Liens created under the Loan Documents and restrictions imposed by applicable federal or state securities law), (iii) such Pledgor has full power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer such Pledged Interests in the manner and form hereof, and (iv) the pledge, assignment and delivery of such Pledged Interests by such Pledgor to the Agent for the benefit of the Lenders pursuant to this Agreement creates a valid and perfected first priority security interest in such Pledged Interests in favor of the Agent for the benefit of the Lenders, securing the payment of the Secured Obligations. Except as permitted under Sections 9.5 or 9.7 of the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein, without the Agent's prior written consent. Each Pledgor covenants with the Agent for the benefit of the Lenders that it shall at all times cause its Pledged Interests to be and remain uncertificated and the Lien created hereunder to be registered on the books and records of each Pledged Subsidiary maintained to record the ownership and transfer of ownership of Pledged Interests, and in the event, notwithstanding the foregoing, the Pledged Interests or any of them are certificated, to deliver such certificates promptly to the Agent together with such instruments of assignment and transfer duly executed in blank by such Pledgor as the Agent shall request. Each Pledgor further covenants with the Agent for the benefit of the Lenders that it shall not cause, suffer or permit any of the Pledged Subsidiaries to issue and equity securities, or securities convertible into, or exercisable or exchangeable for, equity securities, at any time during the term of this Agreement other than to the Pledgors and subject to this Agreement pursuant to Section 23 hereof.

                               3
     3.   PRESERVATION AND PROTECTION OF COLLATERAL.

     (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, other than the obligation to deal with the Collateral while in its possession in the same manner as the Agent deals with similar securities or property held as collateral for loans.

     (b) Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the satisfaction of the Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgors to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

     4. DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgors or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent per-missible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. Each Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the security for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgors than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Collateral, even if such

                               4
issuer would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Such Pledgor further agrees that private sales made under the foregoing circumstances will not, for that reason, be deemed to have been made in a manner which is not commercially reasonable. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests since they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law or in equity.

     5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral hereunder and all sums received or collected from or on account of such Collateral hereunder shall be applied to the payment of expenses incurred or paid by the Agent in connection with any sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as is provided in Section 10.5 of the Credit Agreement and otherwise as the Agent may determine and as permitted by applicable law. The Agent shall, upon satisfaction in full of all such Secured Obligations, pay any balance to the Pledgors or otherwise as may be required by applicable law.

     6. PRESENTMENTS, ETC. The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

     7. ATTORNEY-IN-FACT. Each Pledgor hereby appoints the Agent as such Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any interest payment, principal payment or other distribution payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same.

     8. WAIVER BY PLEDGOR. Each Pledgor waives (to the extent permitted by applicable law) any right to require any Secured Party or any other obligee of the Secured Obligations to (a) proceed against any other Pledgor or any Person, including without limitation any Guarantor, (b) proceed against or exhaust any Collateral or other collateral for the Secured Obligations,

                               5
or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Pledgor or any other Person, including without limitation any Guarantor, or by reason of the cessation from any cause whatsoever of the liability of any other Pledgor or any other Person, including without limitation any Guarantor. The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to any Pledgor who has an interest therein and the receipt thereof by any Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Secured Parties shall thereafter be discharged from any liability or responsibility therefor.

     9.   DISTRIBUTIONS AND VOTING RIGHTS.

     (a) All distributions with respect to the Pledged Interests shall be subject to the pledge hereunder, except for cash distributions permitted to be made under the Credit Agreement, which may be retained by the Pledgors so long as no Event of Default shall have occurred and be continuing, and shall be retained by the Pledgors free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, all such cash and other distributions shall be promptly delivered to the Agent if requested by the Agent (together, if the Agent shall request, with stock powers or instruments of assignment duly executed in blank affixed to any certificate representing any ownership interest or other security or negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations hereby secured as they become due.

     (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of any Pledgor shall not be changed and the Pledgors shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

     (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgors to receive and retain distributions upon the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Lenders.

     (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgors to exercise the voting or consensual rights and powers which it is authorized to exercise with respect to the Collateral pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Lenders and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a partner (either general or limited, as applicable), member or other holder with respect to the Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement as set forth

                               6
in Section 22 hereof, and each Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

     10. POWER OF SALE. Until all of the Secured Obligations shall have irrevocably been paid in full, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Lenders hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of any Pledgor may have ceased.

     11. OTHER RIGHTS. The rights, powers and remedies given to the Agent for the benefit of the Lenders by this Agreement shall be in addition to all rights, powers and remedies given to any Lender by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Lenders shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

     12. ANTI-MARSHALLING PROVISIONS. The right is hereby given by each Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release such Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section
10.5 of the Credit Agreement. Each Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     13.  ABSOLUTE RIGHTS AND OBLIGATIONS.  All rights of the
Secured Parties, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured
     Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured
     Obligations, or any other amendment or waiver of or any

                               7
     consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

          (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of the Secured Obligations or of this Agreement.

     14. DEFINITIONS. All terms used herein unless otherwise defined in the Credit Agreement shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Georgia, and such definitions are hereby incorporated herein by reference and made a part hereof.

     15. ENTIRE AGREEMENT; WAIVERS. This Agreement, together with the Credit Agreement, the Guaranty and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto. No waiver of any provision of this Pledge Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     16. FURTHER ASSURANCES. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Lenders hereunder. Each Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Lenders, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgors or any other Person to any of such issuers or obligors. The Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing to so perform and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of the security interest therein.
                               8
     17. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

     18.  SWAP AGREEMENTS.  All obligations of the Borrower under
Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     19. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     21. EXPENSES; INDEMNIFICATION. Upon demand, each Pledgor will pay to the Agent the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Agent may incur in connection with the administration of this Agreement or any instrument relating hereto, the removal, custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of the Agent and the Secured Parties with respect to Collateral, the failure by such Pledgor to perform or observe any of the provisions hereof or the advancement of any funds in connection with actions taken pursuant to this Agreement. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, each Pledgor hereby jointly and severally covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Pledgor has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Pledgor shall have no obligation hereunder with respect to indemnified liabilities resulting from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations and termination or expiration of this Agreement.

     22. TERMINATION. This Agreement and all obligations of the Pledgors hereunder shall terminate on the irrevocable payment in full of the Secured Obligations, at which time the Liens and

                               9
rights granted to the Agent for the benefit of the Lenders hereunder shall automatically terminate and not longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgors, deliver to the Pledgors any property received as a distribution or otherwise in respect of the Pledged Interests then in its custody, together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

     23. ADDITIONAL INTERESTS. If any Pledgor shall acquire or hold (a) any additional partnership, membership or other equity interests of any Pledged Subsidiary or (b) any partnership, membership or other equity interests of any Subsidiary not listed on Schedule I hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Article IV or any other provision of the Credit Agreement (any such interests described in clauses (a) or (b) above being referred to herein as the "Additional Interests"), such Pledgor shall deliver to the Agent for the benefit of the Lenders (i) a revised Schedule I hereto reflecting the ownership and pledge of such Additional Interests and (ii) a Collateral Assignment Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and signed by such Pledgor. Each Pledgor shall comply with the requirements of this Section 23 concurrently with the acquisition of any such Additional Interests in the case of interests described in clause (a) above, and within the time period specified in Article IV or elsewhere in the Credit Agreement with respect to interests described in clause (b) above.

     24. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement, and the issuing of Letters of Credit for the benefit of the Borrower, shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor's grant of the Lien on the Collateral hereunder.

     25. NOTICES. Any notice required or permitted hereunder shall be given (a) with respect to any Pledgor, care of the Borrower at its address indicated in Section 12.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 12.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 12.2 of the Credit Agreement.

     26.  GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

          (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
     IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA
     APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
     IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY
     OUTSIDE SUCH STATE.


                               10

          (b) EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA OR THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PLEDGOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION
      12.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) or (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING
     ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE EACH PLEDGOR OR ANY OF SUCH PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH PLEDGOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                    [Signature pages follow.]




                               11

     IN WITNESS WHEREOF, the parties have duly executed this Collateral Assignment of Interests on the day and year first written above.


                         PLEDGORS:

                              [LIST PLEDGORS]




                              By:____________________________________
                              Name:__________________________________
                              Title:___________________________________




                      SIGNATURE PAGE 1 OF 2

                         AGENT:

                         NATIONSBANK OF TENNESSEE,
                         NATIONAL ASSOCIATION, as Agent for the Lenders



                         By:____________________________________
                         Name:__________________________________
                         Title:___________________________________





                      SIGNATURE PAGE 2 OF 2

                                                      SCHEDULE I


                     Class or Type             Pledged                 Pledged
 Name of              of Pledged              Interests               Interests
Subsidiary             Interests             Outstanding               Pledged
----------           -------------           -----------              ---------

                                EXHIBIT A


                     COLLATERAL ASSIGNMENT SUPPLEMENT

     THIS COLLATERAL ASSIGNMENT SUPPLEMENT (this " Supplement"), dated as of ________, 19__ is made by and between __________________________
__________________ (the "Pledgor"), and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders") now or hereafter party to the Credit Agreement dated as of January 30, 1998 among such Lenders, the Agent, Miller Industries, Inc. and Miller Industries Towing Equipment
Inc. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Collateral Assignment (as defined below).

     WHEREAS,  the Pledgor is a party to that certain Collateral
Assignment of Interests dated as of _______________, 19__ by the Pledgor in favor of the Agent for the benefit of the Lenders (the "Collateral Assignment"); and

     WHEREAS, the Pledgor is required under the terms of the Credit Agreement and the Collateral Assignment to cause certain partnership, membership or equity interests owned by it and listed on Annex A to this Supplement (the "Additional Interests") to become subject to the Collateral Assignment; and

     WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation of the Pledgor to pledge to the Agent for the benefit of the Lenders the Additional Interests, whether then owned and not required to be subject to a pledge or subsequently acquired or created; and

     WHEREAS, the Agent and the Lenders have required the Pledgor to pledge to the Agent for the benefit of the Lenders all of the Additional Interests in accordance with the terms of the Credit Agreement and the Collateral Assignment;

     NOW, THEREFORE, the Pledgor hereby agrees as follows with the Agent, for the benefit of the Lenders:

     1. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Collateral contained in the Collateral Assignment and pledges and collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a first priority lien and security interest in, the Additional Interests and all of the following:

          (a) all cash, securities, distributions, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Interests, other than cash distributions permitted to be retained by the Pledgor under Section 9 of the Collateral Assignment;

          (b) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, distributions, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Interests; and

          (c)  all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, the Additional Interests constitute "Pledged Interests" under and are subject to the Collateral Assignment. Each of the representations and warranties with respect to Pledged Interests contained in the Collateral Assignment is hereby made by the Pledgor with respect to the Additional Interests. A revised Schedule I to the Collateral Assignment reflecting the Additional Interests and all other Pledged Interests have been delivered herewith to the Agent.

     IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.


                              [NAME OF PLEDGOR]

                              By:
                              Name:
                              Title:


Acknowledged and accepted:

NATIONSBANK OF TENNESSEE,
NATIONAL ASSOCIATION,
as Agent for the Lenders

By:
Name:
Title:

                                 ANNEX A

                                SCHEDULE I


                     Class or Type             Pledged               Pledged
 Name of              of Pledged              Interests             Interests
Subsidiary             Interests             Outstanding             Pledged
----------           -------------           -----------            ---------

                            EXHIBIT F

                         Form of Guaranty


                          [See Attached]

                                 FORM OF
                            GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT (this "Guaranty Agreement" or this "Guaranty"), dated as of __________, 199__, is made by EACH OF THE UNDERSIGNED (each a "Guarantor" and collectively the "Guarantors") to NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

                       W I T N E S S E T H:

     WHEREAS, the Secured Parties have agreed to provide to Miller Industries, Inc., a Tennessee corporation ("Miller"), and Miller Industries Towing Equipment Inc., a Delaware corporation ("Miller Towing," and together with Miller, the "Borrowers"), certain credit facilities, including a revolving credit facility with a letter of credit sublimit and a swing line sublimit, pursuant to the Credit Agreement dated as of January 30, 1998 among the Borrowers, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

     WHEREAS, each Guarantor is, directly or indirectly, a wholly owned Subsidiary of one of the Borrowers; and

     WHEREAS, as a condition to entering into the Credit Agreement and making and continuing to make any loans or advances and issuing and continuing to issue letters of credit thereunder, each Guarantor is required to guarantee to the Secured Parties payment of the Borrower's Obligations in accordance with the terms of this Agreement; and

     WHEREAS, each Guarantor will materially benefit from the loans and advances to be made, and the letters of credit to be issued, under the Credit Agreement, and each Guarantor is willing to enter into this Guaranty to provide an inducement for the Secured Parties to continue to make loans and advances, and to issue letters of credit, under the Credit Agreement; and

     WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Guarantors enter into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make loans and advances and

issue Letters of Credit, and in consideration of the premises and mutual covenants contained herein, each Guarantor hereby agrees as follows:

     1. GUARANTY. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Secured Parties the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) each Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement and all Rate Hedging Obligations heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrowers to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and
(b) each Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by either Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith and all Swap Agreements. The Guarantors' obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of each Guarantor individually with respect to the Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities hereunder.

     2. PAYMENT. If either Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any Event of Default under the Credit Agreement that has not been cured or waived, then any or all of the Guarantors will, upon demand thereof by the Agent or its successors or assigns AS OF THE DATE OF SUCH DEMAND, fully pay to the Agent, for the benefit of the Secured Parties, subject to any restriction set forth in Section 1 hereof, an amount equal to all Guarantors' Obligations then due and owing.

     3. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Secured Parties and the Borrowers or any other Person, in the exercise of any right or power therein

                               2
conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of either of the Borrowers or the combination or consolidation of either of the Borrowers into or with another entity or any transfer or disposition of any assets of either of the Borrowers or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Secured Parties and the Borrowers or any other Person, or by any other cir-cumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

     4. CURRENCY AND FUNDS OF PAYMENT. Each Guarantor hereby guarantees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Secured Parties with respect thereto as against the Borrowers or either of them, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrowers of any or all of the Borrower's Liabilities.

     5. SUITS. Each Guarantor from time to time shall pay to the Agent for the benefit of the Secured Parties, on demand, at the Agent's place of business set forth in the Credit Agreement or such other address as the Agent shall give notice of to such Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrowers, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower's Liabilities.

     6. SET-OFF AND WAIVER; SUBORDINATION. Each Guarantor waives any right to assert against the Secured Parties as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrowers or the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Secured Party employs counsel for advice or other representation to enforce the Guarantors' Obligations, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all other reasonable expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by such Guarantor to the Agent, for the benefit of the Secured Parties, on demand.

     Until the Borrower's Liabilities are paid in full and the Agent and the Secured Parties are under no further obligation to lend or extend funds or credit which would constitute Borrower's Liabilities, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations of the Borrowers or either of them or any other Guarantor, as the case may be, to such Guarantor to the Borrower's Liabilities, and all amounts due under such debts, liabilities, or obligations shall,

                              3
upon the occurrence and during the continuance of an Event of Default, be collected and paid over forthwith to the Agent, for the benefit of the Secured Parties, on account of the Borrower's Liabilities and, pending such payment, shall be held by each Guarantor as agent and bailee of the Agent and the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor. Each Guarantor shall execute such further documents in favor of the Agent, for the benefit of the Secured Parties to further evidence and support the purpose of this subordination.

     7.   WAIVER; SUBROGATION.

          (a)  Each Guarantor hereby waives notice of the
     following events or occurrences:   (i) the Agent's
     acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrowers or either of them, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Secured Parties or either of the Borrowers heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, default, non-payment, partial payment and protest; (v) any Secured Party heretofore, now or at any time hereafter granting to the Borrowers or either of them (or any other party liable to the Lenders on account of the Borrower's Liabilities) or to any certain Guarantor any indulgence or extensions of time of payment of the Borrower's Liabilities or Guarantors' Obligations, respectively; and (vi) any Secured Party heretofore, now or at any time hereafter accepting from either Borrower, any other Guarantor, any other guarantor of the Borrower's Liabilities or any other Person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

          (b)  Each Guarantor hereby agrees that payment or
     performance by such Guarantor      of the Guarantors'
     Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to such Guarantor without the Agent being required, such Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrowers or either of them or any other Guarantor or any other guarantor of the Borrower's Liabilities, or (ii) seek to enforce or resort to

                               4
     any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by either Borrower, any other Guarantor or any other Person on account of the Borrower's Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.
     Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of any Secured Party's failure or delay to do or take any of the acts, actions or things described in this Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 7.

          (c) Each Guarantor further agrees with respect to this Guaranty that such Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities until the irrevocable payment in full of the Borrower's
     Liabilities.

     8. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date hereof and shall continue in full force and effect until all Borrower's Liabilities have been irrevocably paid in full and the Agent and Secured Parties shall be under no further obligation to extend credit to the Borrowers or either of them which would constitute Borrower's Liabilities. This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by any Secured Party by written notice directed to such Guarantor.

     9. REPRESENTATIONS AND WARRANTIES. Each Guarantor warrants and represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which such Guarantor is a party, or any applicable laws, orders, regulations, decrees or awards of any applicable governmental authority or arbitral body. Each Guarantor is solvent after giving effect to the transactions contemplated by this Guaranty and the other Loan Documents to which it is a party.

     10. EXPENSES. Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent in connection with the enforcement of this Guaranty Agreement.

     11.  REINSTATEMENT.  Each Guarantor agrees that this
Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

                              5
     12. ATTORNEY-IN-FACT. Each Guarantor hereby appoints the Agent as such Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

     13.  ABSOLUTE RIGHTS AND OBLIGATIONS.  All rights of the
Secured Parties, and all obligations of each Guarantor hereunder, shall be absolute and unconditional irrespective of:

          1. any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Guarantor's
     Obligations;

          2. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantor's Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Guarantor's Obligations;

          3. any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guarantor's Obligations; or

          4. any other circumstances which might otherwise constitute a defense available to, or a discharge of, each Guarantor in respect of the Guarantor's Obligations or of this Agreement.

     14. RELIANCE. Each Guarantor represents and warrants to the Agent, for the benefit of the Secured Parties, that: (a) such Guarantor has adequate means to obtain from Borrowers, on a continuing basis, information concerning the Borrowers and the Borrowers' financial condition and affairs and has full and complete access to Borrowers' books and records; (b) such Guarantor is not relying on any Secured Party, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of the Borrowers and the Borrowers' financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party, its or their employees, agents or representatives, for any information whatsoever concerning the Borrowers or the Borrowers' financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such

                              6
decision. Each Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrowers or the Borrowers' financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

     15. DEFINITIONS. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Georgia, and such definitions are hereby incorporated herein by reference and made a part hereof.

     16. ENTIRE AGREEMENT. This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

     17. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Guarantor shall be permitted to assign this Agreement or any interest herein. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Guarantor's Obligations.

     18. SWAP AGREEMENTS. All obligations of the Borrowers under Swap Agreements shall be deemed to be Borrower's
Liabilities secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     19. REPAYMENT OR RECOVERY. If claim is ever made upon the Agent or the Secured Parties for repayment or recovery of any amount or amounts received from Persons other than a Guarantor in payment or on account of any of the Borrower's Liabilities and the Agent or the Secured Parties repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by the Agent or the Secured Parties with any such claimant (including the original obligor), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any Borrower's Liabilities or any security therefor, and each Guarantor shall be and remain liable to the Agent and the Secured Parties for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or the Secured Parties.

     20. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Guarantor agrees that the Agent for the benefit of the Secured Parties shall be authorized, to the fullest extent permitted by applicable law, to set off and apply all deposits or deposit accounts, of any kind (other than deposits identified as being held for third parties), now or

                              7
hereafter pledged, mortgaged, transferred or assigned to the Agent or otherwise in the possession or control of the Agent (other than for safekeeping) for any purpose for the account or benefit of such Guarantor and including any balance of any deposit account or of any credit of such Guarantor with the Agent or the Secured Parties, whether now existing or hereafter established, with or without prior notice (but with notice with reasonable promptness after such set-off) to such of the liabilities of such Guarantor to the Agent and the Secured Parties under the Credit Agreement and the other Loan Documents then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this Section 20, all remittances and property shall be deemed to be in the possession of the Agent as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     21. EXPENSES; INDEMNIFICATION. Each Guarantor will upon demand pay to the Agent or any Secured Party, as applicable the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent or such Secured Party may reasonably incur in connection with enforcement of this Guaranty or the failure by a Guarantor to perform or observe any of the provisions hereof. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, each Guarantor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Guaranty Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which such Guarantor has incurred any Guarantor's Obligations (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that such Guarantor shall have no obligation hereunder with respect to indemnified liabilities resulting from the willful misconduct or gross negligence of the Agent or any Lender. If and to the extent that the obligations of the Guarantors under this Section 21 are unenforceable for any reason, each Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The agreements in this subsection shall survive repayment of all Secured Obligations and termination or expiration of this Guaranty Agreement.

     22. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrowers pursuant to the Credit Agreement and the extension of credit to the Borrowers pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor's guaranty of the Borrower's Liabilities pursuant to the terms hereof.

     23.  NOTICES.   Any notice required or permitted hereunder
shall be given, (a) with respect to each Guarantor, at the

                               8
address of the Borrowers indicated in Section 12.2 of the Credit
Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 12.2 of the Credit
Agreement. All such notices shall be given and shall be effective as provided in Section 12.2 of the Credit Agreement.

     24.  GOVERNING LAW.

          (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
     IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA
     APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
     IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY
     OUTSIDE SUCH STATE.

          (b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA OR THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) AND IN ACCORDANCE WITH SECTION 12.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION WHERE THE GUARANTOR OR ANY OF THE GUARANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH GUARANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                               9
     25. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     26. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.




                    [Signature Page Follows.]





                               10

     IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement on the day and year first written above.

                              GUARANTORS:

                              [LIST GUARANTORS]





                              By:________________________________
                              Name:______________________________
                              Title:_____________________________



                        GUARANTY AGREEMENT

                      SIGNATURE PAGE 1 OF __

                              AGENT:

                              NATIONSBANK OF  TENNESSEE, NATIONAL
                              ASSOCIATION,   as  Agent   for  the
                              Lenders


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________



                        GUARANTY AGREEMENT

                      SIGNATURE PAGE 2 OF __

                            EXHIBIT G

              Form of Interest Rate Selection Notice

To:       NationsBank of Tennessee, National Association,
          as Agent
          Independence Center, 15th Floor
          NC1-001-15-04
          Charlotte, North Carolina  28255
          Attention:  Agency Services
          Telefacsimile:  (704) 388-9436

            Reference is hereby made to the Credit Agreement dated as of January 30, 1998 (the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller, the "Borrowers"), the Lenders (as defined in the Agreement), and NationsBank of Tennessee, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

          The Borrowers through their Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:

Type of Loan             Interest           Aggregate
(check one)               Period(1)          Amount(2)      Date of Loan(3)


Base Rate Loan            ______            _________         ____________

Eurodollar Rate Loan      ______            _________         ____________

__________________________________________________

(1) For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $2,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3)       At least three (3) Business Days later if a Eurodollar
          Rate Loan.


                              MILLER INDUSTRIES, INC.
                              MILLER INDUSTRIES TOWING EQUIPMENT INC.


                              BY:___________________________________
                                      Authorized Representative


                              DATE:_________________________________



                            EXHIBIT H

                   Form of LC Account Agreement

                          [See Attached]



                                 FORM OF
                           LC ACCOUNT AGREEMENT


     THIS LC ACCOUNT AGREEMENT (the "Agreement") is made and entered into as of this ____ day of __________, 19___ by and between MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller, the "Pledgors" or the "Borrower"), and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders," including any Lender in its capacity as Issuing Bank, and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in either or both of the Credit Agreement.

                       W I T N E S S E T H:


     WHEREAS, the Secured Parties have agreed to provide to the Borrower a certain revolving credit facility with a letter of credit sublimit and a swingline sublimit pursuant to the Credit Agreement dated as of January 30, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

     WHEREAS, as a condition precedent to the Lenders' obligations to make the Loans or to issue Letters of Credit, the Pledgors are required to execute and deliver to the Agent a copy of this Agreement on or before the Effective Time (as defined herein);

     WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Pledgors enter into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and issue Letters of Credit and in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the Pledgors and the Agent hereby agree as follows:

     1. DEFINITIONS. The following capitalized terms used in this Agreement shall have the following meanings notwithstanding any definition thereof in the Credit Agreement. Other capitalized terms used but not defined herein shall have the meanings therefor set forth in the Credit Agreement.

     "Collateral" means (a) all funds from time to time on deposit in the LC Account; (b) all Investments and all certificates and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Pledgors in substitution for or in addition to any or all of the Collateral described in clause (a) or (b) above; (d) all interest, dividends, cash, instruments and other property from

time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

     AEffective Time" means the Closing Date as defined in the Credit Agreement.

     "Investments" means those investments, if any, made by the Agent pursuant to Section 5 hereof.

     "LC Account" means the cash collateral account established and maintained pursuant to Section 2 hereof.

     "Secured Obligations" means (i) all Obligations of the Pledgors now existing or hereafter arising under or in respect of the Credit Agreement or the Notes (including, without limitation, the Pledgors' obligation to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement or the Notes) or any documents or agreement related to the Credit Agreement or the Notes; and (ii) without duplication, all obligations of the Pledgors now or hereafter existing under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.

     2.   LC ACCOUNT; CASH COLLATERALIZATION OF LETTERS OF CREDIT.

          (i) At any time, in the Agent's sole discretion, the Agent shall establish and maintain at its offices at 100 North Tryon Street, Charlotte, North Carolina, in the name of the Agent and under the sole dominion and control of the Agent, a cash collateral account designated as Miller Industries, Inc. Cash LC Account (the "LC Account").

          (ii) (A) In accordance with Article X of the Credit Agreement, in the event that an Event of Default has occurred and is continuing and Pledgors are required to deposit with the Agent an amount equal to the maximum amount remaining undrawn or unpaid under the Letters of Credit, or
     (B) as otherwise agreed by the parties hereto to provide cash collateral for the undrawn amount of any Letter of Credit other than after the occurrence and during the continuation of an Event of Default, the Agent shall, upon receipt of any such amounts, deposit such amounts into the LC Account to be held pursuant to the terms of this Agreement. Upon a drawing under the Letters of Credit in respect of which any amounts described above have been deposited in the LC Account, the Agent shall apply such amounts to reimburse the Issuing Bank for the amount of such drawing. In the event the Letters of Credit are canceled or expire or in the event of any reduction in the maximum amount available at any time for drawing under such Letters of Credit (the "Maximum Available Amount"), the Agent shall apply the amount then in the LC Account less the Maximum


                               2

     Available Amount immediately after such cancellation, expiration or reduction, first, to the cash collateralization of the Letters of Credit if the Pledgors have failed to pay all or a portion of the maximum amounts described in the first sentence of this clause (ii), and second, to the payment in full of the outstanding Secured Obligations and third, the balance, if any, to the Pledgors or as otherwise required by law.

          (iii) The Agent is hereby authorized to sell, and shall sell, all or any designated part of the Collateral (A) so long as no Default or Event of Default shall have occurred and be continuing, upon the receipt of appropriate written instructions from Pledgors, or (B) in any event if such sale is necessary to permit the Agent to perform its duties hereunder or under the Credit Agreement. The Agent shall have no responsibility and the Pledgors hereby agree to hold the Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. The net proceeds of the sale or payment of any such investment shall constitute part of the Collateral and be held in the LC Account by the Agent.

     3. PLEDGE; SECURITY FOR SECURED OBLIGATIONS. The Pledgors hereby grant and pledge to the Agent, for itself and on behalf of the Secured Parties, a first priority lien and security interest in the Collateral now existing or hereafter arising or acquired, as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations.

     4.   DELIVERY OF COLLATERAL.   All certificates or
instruments, if any, representing or evidencing the Collateral shall be delivered to the Agent for the benefit of the Secured
Parties in the form of immediately available funds.

     5.   INVESTING OF AMOUNTS IN THE LC ACCOUNT; AMOUNTS HELD BY
THE AGENT. Cash held by the Agent in the LC Account shall not be invested or reinvested except as provided in this Section 5.

          (i) Except as otherwise provided in Section 12 hereof and provided that the lien and security interest in favor of the Agent for the benefit of the Secured Parties remains perfected and so long as no Event of Default shall have occurred and be continuing, any funds on deposit in the LC Account may, or upon the written request of Pledgors shall, be invested by the Agent in cash equivalents.

          (ii) The Agent shall have no responsibility and the Pledgors hereby agree to hold the Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. Any interest on Investments permitted hereunder and the net proceeds of the sale or payment of any such Investments shall constitute part of the Collateral and be held in the LC Account by the Agent.

                               3
     6. REPRESENTATIONS AND WARRANTIES. In addition to its representations and warranties made pursuant to Article VII of the Credit Agreement, the Pledgors represent and warrant to the Agent (for itself and as agent on behalf of the Secured Parties), that the following statements are true, correct and complete:

          (i) At the time the Pledgors deliver the Collateral (or any portion thereof) to the Agent, the Pledgors will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement; and

          (ii) At the time the LC Account has been created and the Collateral deposited into the LC Account, the pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

     7. FURTHER ASSURANCES. The Pledgors agree that at any time and from time to time, at the Pledgors' expense, the Pledgors will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     8. TRANSFERS AND OTHER LIENS. Each of the Pledgors agree that it will not (a) sell or otherwise dispose of any of the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Lien and security interest created by this Agreement and the Credit Agreement.

       9. THE AGENT APPOINTED ATTORNEY-IN FACT. Pledgors hereby appoint the Agent as their attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, the Agent shall have the power to receive, endorse and collect all instruments made payable to the Pledgors representing any payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Agent shall act solely for itself and as the agent of the Lenders and the Agent has not assumed nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Pledgors.

     10. THE AGENT MAY PERFORM. If Pledgors fail to perform any agreement contained herein, after notice to Pledgors, the Agent may itself perform, or cause performance of, such agreement, and

                               4
the expenses of the Agent incurred in connection therewith shall be payable by Pledgors under Section 13 hereof.

     11. STANDARD OF CARE; NO RESPONSIBILITY FOR CERTAIN MATTERS. In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with similar collateral property pledged by others in transactions of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral), (c) the collection of any proceeds, (d) any loss resulting from Investments made pursuant to Section 5 hereof, or
(e) determining (x) the correctness of any statement or calculation made by the Pledgors in any written instructions, or
(y) whether any deposit in the LC Account is proper.

     12.  REMEDIES UPON ACCELERATION; APPLICATION OF PROCEEDS.
If the Borrower shall fail to perform any action required hereunder or shall otherwise breach any term or provision hereof
(a "Default" hereunder) which Default shall not have been waived in accordance with Section 12.6 of the Credit Agreement:

          (i) The Agent may and shall at the request of the Required Lenders or the Issuing Bank exercise in respect of the Collateral, in addition to other rights and remedies provided for herein otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") as applicable to the Collateral, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Agent may deem commercially reasonable. Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (ii)  In addition to the remedies set forth in part (i)
     above and subject to the      provisions of Section 2(ii)
     hereof, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Agent pursuant to Section 13 hereof) by the Agent to pay the Secured Obligations pursuant to
     Section 10.5 of the Credit Agreement.

                               5
     13. EXPENSES. In addition to any payments of expenses of the Agent pursuant to the Credit Agreement or the other Loan Documents, the Pledgors agree to pay promptly to the Agent all the costs and expenses, including reasonable attorneys fees and expenses, which the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or
(c) the failure by the Pledgors to perform or observe any of the provisions hereof.

     14. NO DELAYS; WAIVER, ETC. No delay or failure on the part of the Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

     15. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Pledgors therefrom, shall in any event be effective without the written concurrence of the Agent.

     16. CONTINUING SECURITY INTEREST; TERMINATION. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) shall have been indefeasibly paid in full in cash, the commitments or other obligations of the Agent or any Lender to make any Loan under the Credit Agreement shall have expired, the Letters of Credit shall have expired and the Revolving Credit Termination Date shall have occurred, (b) be binding upon each of the Pledgors, its successors and assigns, and (c) inure to the benefit of the Agent, the Secured Parties and their respective successors, transferees and assigns.
Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the indefeasible payment in full in cash of the Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable), and the cancellation or expiration of the Letters of Credit and termination or expiration of all commitments and other obligations of the Agent and any Lender to make any Loan and the occurrence of the Revolving Credit Termination Date, Pledgors shall be entitled, subject to the provisions of Section 12 hereof, to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     17. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Pledgors or by and on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of the Pledgors, the

                               6
Agent and the Lenders.

     18. ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Pledgors to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Pledgors from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section
10.5 of the Credit Agreement. Each of the Pledgors hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     19.    ABSOLUTE RIGHTS AND OBLIGATIONS.  All rights of the
Secured Parties, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured
     Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations, including but not limited to (i) an increase or decrease in the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to the Pledgors in any form including credit by way of loan, purchase of assets, guarantee or otherwise, which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

          (d) any other circumstances (including without limitation any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, the Pledgors or any Guarantor.

     20.  ENTIRE AGREEMENT.  This Agreement, together with the
Credit Agreement, the Guaranty Agreement and other Loan

                               7

Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

     21. FURTHER ASSURANCES. Each of the Pledgors agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Pledgors hereby consent and agree that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by either of the Pledgors or any other Person to any of such issuers or obligors.

     22. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgors shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

     23.  SWAP AGREEMENTS.  All obligations of the Borrower under
Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     24. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     25. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     26. INDEMNIFICATION. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in

                               8
any Loan Document, the Pledgors hereby covenant and agree to pay, indemnify, and hold the Secured Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which either of the Pledgors has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Pledgors shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Revolving Credit Termination Date.

     27. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to and the issuance of Letters of Credit for the benefit of the Borrower pursuant to the Credit Agreement and the extension of the Revolving Credit Facility to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgors' pledge of the Collateral pursuant to the terms hereof.

     28.  NOTICES.   Any notice required or permitted hereunder
shall be given, (a) with respect to the Pledgors, at the address of the Borrower indicated in Section 12.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 12.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in
Section  12.2 of the Credit Agreement.

     29.  GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

          (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
     IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA
     APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
     IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY
     OUTSIDE SUCH STATE.

          (b) EACH OF THE PLEDGORS HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA OR THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PLEDGORS EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THE PLEDGORS HEREBY IRREVOCABLY


                               9
     SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF
     ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH OF THE PLEDGORS AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 12.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) or (b) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY
     SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE PLEDGORS OR ANY OF THE PLEDGORS' PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH PARTY HERETO HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                    [Signature page follows.]


                               10

     IN WITNESS WHEREOF, the undersigned Pledgors and the Agent have caused this LC Account Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                              MILLER INDUSTRIES, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


                              MILLER INDUSTRIES TOWING
                              EQUIPMENT INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________



                              NATIONSBANK OF TENNESSEE, NATIONAL
                              ASSOCIATION, as Agent for the Lenders


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________




                                LC ACCOUNT AGREEMENT

                                SIGNATURE PAGE 1 OF 1
                            EXHIBIT I

                Form of Negative Pledge Agreement

                          [See Attached]

                                 FORM OF
                        NEGATIVE PLEDGE AGREEMENT

     THIS AGREEMENT is entered into by and among MILLER INDUSTRIES, INC., a Tennessee corporation with its principal offices in Ooltewah, Tennessee ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation with its principal offices in Ooltewah, Tennessee ("Miller Towing," and together with Miller, the "Borrowers"), and EACH OF THE UNDERSIGNED SUBSIDIARIES OF MILLER (collectively the "Guarantors"), and NATIONSBANK OF TENNESSEE, NA, a national banking association with its offices in Chattanooga, Tennessee ("NationsBank") (hereinafter referred to as "Agent"), as agent for each of the Lenders (the "Lenders") as a party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                       W I T N E S S E T H:

     WHEREAS, Borrowers, Agent and Lenders have entered into that certain Credit Agreement dated as of January 30, 1998 (the
"Credit Agreement") and the Guarantors and the Agent have entered into that certain Guaranty Agreement dated as of ___________, 19__ (the "Guaranty Agreement"); and

     WHEREAS, pursuant to the Credit Agreement, the Lenders will advance credit pursuant to the terms and conditions thereof; and

     WHEREAS, as one of the terms of the Credit Agreement, Borrowers and Guarantors have agreed to execute a Negative Pledge Agreement whereby Borrowers and Guarantors agree that they will not sell, lease, transfer or otherwise dispose of, or grant a lien on, any of their accounts receivable, inventory, equipment and other assets and any capital stock of the Guarantors, whether now existing or acquired in the future, without the prior written consent of Required Lenders until the Revolving Credit Termination Date, except as specifically permitted by the Credit Agreement; and

     WHEREAS, in consideration of the mutual covenants and conditions set forth herein and in consideration of the extensions of credit by the Lenders to or for the benefit of the Borrowers and Guarantors contemplated under the Credit Agreement and the other Loan Documents executed in relation thereto, the legal sufficiency of which are irrevocably acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. NEGATIVE PLEDGE. Borrowers and Guarantors agree that they will not sell, lease, transfer or otherwise dispose of, or incur or permit to exist any Lien, charge or encumbrance of any nature with respect to any of their accounts receivable, inventory, equipment and other assets and any capital stock of the Guarantors, whether now existing or acquired in the future without the prior written consent of the Required Lenders, except as permitted by the Credit Agreement.

     2.   CERTAIN MORTGAGES PERMITTED.  Nothing contained in this
Negative Pledge Agreement shall be construed to prohibit any mortgages and other encumbrances on real estate of Champion
Carrier Corporation or any successor thereof located in

Hermitage, Pennsylvania, granted by Champion Carrier Corporation or its successor to secure the indebtedness incurred in purchasing its Hermitage, Pennsylvania facility.

     3. EFFECT OF DEFAULT. A breach of the terms and conditions of this Negative Pledge Agreement shall constitute an "Event of Default" under Section 10.1 of the Credit Agreement, as the term "Event of Default" is defined in the Credit Agreement and the Agent and Lenders shall be entitled to all rights and remedies as set forth in the Credit Agreement.

     IN WITNESS WHEREOF, the parties intending to be legally bound have executed this Negative Pledge Agreement as of this ____ day of ________, 19__.

                              BORROWERS:

                              MILLER INDUSTRIES, INC.



                              By:______________________________________
                              Name:___________________________________
                              Title:___________________________________


                              MILLER INDUSTRIES TOWING
                              EQUIPMENT INC.



                              By:______________________________________
                              Name:___________________________________
                              Title:___________________________________


                               2

                              GUARANTORS:

                              [LIST GUARANTORS]






                              By:________________________________________
                              Name:_____________________________________
                              Title:______________________________________









                               3

                              AGENT:



                              NATIONSBANK OF TENNESSEE, NA, as Agent


                              By:______________________________________
                              Name:___________________________________
                              Title:____________________________________









                               4

STATE OF TENNESSEE

COUNTY OF HAMILTON

     BEFORE ME personally appeared _____________________ __________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be ____________ President of ___________ _____________, the within-named corporation, and that he as such officer, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as such officer.

     WITNESS my hand and seal, at office, on this ________ day of__________, 19__.



                              _____________________________________
                                        Notary Public

My commission expires:_______________



STATE OF TENNESSEE

COUNTY OF HAMILTON

     BEFORE ME personally appeared ___________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be ___________ of NationsBank of Tennessee, NA, the within-named corporation, and that he as such officer, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as such officer.

     WITNESS my hand and seal, at office, on this ________ day of__________, 19__.



                              _____________________________________
                                        Notary Public

My commission expires:_______________





                                5

                           EXHIBIT J-1

                      Form of Revolving Note

                         Promissory Note
                         (Revolving Loan)

$__________________________             Charlotte, North Carolina
                                                _______  __, ____


     FOR VALUE RECEIVED, MILLER INDUSTRIES, INC., a Tennessee corporation having its principal place of business located in Ooltewah, Tennessee ("Miller") and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation having its principal place of business located in Ooltewah, Tennessee ("Miller Towing") (Miller and Miller Towing each are referred to as a "Borrower" and collectively, the "Borrowers"), hereby promise to pay to the order of ________________________________ (the "Lender"), in its
individual capacity, at the office of NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of January 30, 1998 among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended, supplemented or restated and in effect from time to time, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America in immediately available funds, the principal amount of _______________________________ DOLLARS ($___________) or, if
less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     Each Borrower shall be jointly and severally liable as a primary obligor.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereafter shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2(a) of the Agreement or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.


                              J-1-1
     In the event any amount evidenced by this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees and disbursements, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Note is one of the Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, dishonor, demand or any other formality are hereby waived by all parties bound hereon.

     This Note shall be governed by and construed in accordance with the law of the State of Georgia.



                              J-1-2
     IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.



                                          MILLER INDUSTRIES, INC.

ATTEST:

                                          By:_______________________________
______________________________________    Name:_____________________________
__________ Secretary                      Title:____________________________

(SEAL)



                                         MILLER INDUSTRIES TOWING EQUIPMENT INC.

ATTEST:

                                          By:_______________________________
______________________________________    Name:_____________________________
__________ Secretary                      Title:____________________________

(SEAL)



                               J-1-3
                             EXHIBIT J-2

                      Form of Swing Line Note

                           Promissory Note
                          (Swing Line Loan)


$5,000,000                              Charlotte, North Carolina
                                                 January 30, 1998


     FOR VALUE RECEIVED, MILLER INDUSTRIES, INC., a Tennessee corporation having its principal place of business located in Ooltewah, Tennessee ("Miller") and MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation having its principal place of business located in Ooltewah, Tennessee ("Miller Towing") (Miller and Miller Towing each are referred to as a "Borrower" and collectively, the "Borrowers"), hereby promise to pay to the order of NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION (the "Swing Line Lender"), in its individual capacity, at the office of NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, as agent for the Swing Line Lender (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of January 30, 1998 among the Borrowers, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended, supplemented or restated and in effect from time to time, the "Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrowers pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid or required to be prepaid as provided in the Agreement.

     Each Borrower shall be jointly and severally liable as a primary obligor.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereafter shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2(a) of the Agreement or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Swing Line Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

                              J-2-1
     In the event any amount evidenced by this Swing Line Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Swing Line Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, dishonor, demand or any other formality are hereby waived by all parties bound hereon.

     This Swing Line Note shall be governed by and construed in accordance with the law of the State of Georgia.


                              J-2-2
     IN WITNESS WHEREOF, each of the Borrowers has caused this Swing Line Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.



                                          MILLER INDUSTRIES, INC.

ATTEST:

                                          By:_______________________________
______________________________________    Name:_____________________________
__________ Secretary                      Title:____________________________

(SEAL)



                                         MILLER INDUSTRIES TOWING EQUIPMENT INC.

ATTEST:

                                          By:_______________________________
______________________________________    Name:_____________________________
__________ Secretary                      Title:____________________________

(SEAL)



                               J-2-3
                               EXHIBIT K-1

                 Form of Stock Pledge Agreement (Miller)


                              [See Attached]




                                  K-1-1
                                 FORM OF
                          STOCK PLEDGE AGREEMENT
                        (Miller Industries, Inc.)

     THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made and entered into as of this ____ day of _______, 19__ by and between MILLER INDUSTRIES, INC., a Tennessee corporation (the "Pledgor"), and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders" and collectively with the Agent the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                       W I T N E S S E T H:


     WHEREAS, the Secured Parties have agreed to provide to the Pledgor and to Miller Industries Towing Equipment Inc. ("Miller Towing," and together with the Pledgor, the "Borrower") certain credit facilities, including a revolving credit facility with a letter of credit sublimit and a swing line sublimit, pursuant to the Credit Agreement dated as of January 30, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

     WHEREAS, as collateral security for the payment and performance of the Borrower's Obligations, the Pledgor is willing to pledge and grant to the Agent for the benefit of the Lenders a security interest in all of the issued and outstanding shares of capital stock, whether now in existence or hereafter issued, of each of its Domestic Subsidiaries, and 65% (or such lesser percentage as Pledgor shall own) of the issued and outstanding shares of capital stock or equivalent indicia of ownership under the law or practice of any foreign jurisdiction, whether now in existence or hereafter issued, of each of its Direct Foreign Subsidiaries, all of which are required to be subject to a Pledge Agreement pursuant to the Credit Agreement (the "Pledged Stock"), including without limitation the Pledged Stock in such Subsidiaries more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose capital stock may be required to be subject to a Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"); and

     WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Pledgor enters into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents, to extend credit to the Borrower and to make loans and advances and issue letters of credit and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1.   PLEDGE OF STOCK; OTHER COLLATERAL.

     (a) As collateral security for the payment and performance by the Borrower of its now or hereafter existing Obligations (the
"Secured Obligations"), the Pledgor hereby pledges and

                              K-1-2
collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a first priority lien and security interest in, the Pledged Stock and all of the following:

               (i) all cash, securities, dividends, rights and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock, other than cash dividends permitted to be retained by the Pledgor under Section 9 hereof;

               (ii) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock; and

               (iii)     all proceeds of any of the foregoing.

All such Pledged Stock, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, other than cash dividends issued in respect of such Pledged Stock that are permitted to be retained by the Pledgor under Section 9 hereof, are herein collectively referred to as the "Collateral." All of the Pledged Stock described on Schedule I in effect from time to time is currently owned by the Pledgor and represented by the stock certificates listed on Schedule I hereto. Certificates evidencing all the Pledged Stock on the Closing Date, together with stock powers duly executed in blank by the Pledgor, have been delivered to the Agent.

     (b) The Pledgor agrees to deliver all the Collateral to the Agent at such location or locations as the Agent shall from time to time designate by written notice pursuant to Section 25 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

     (c) The Pledgor agrees to deliver all share certificates, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Agent may reasonably request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders and further agrees to do and cause to be done all things determined by the Agent to be reasonably necessary to perfect and keep in full force the Lien in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders, including, but not limited to, the prompt payment of all reasonable out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the Lien in the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders hereunder.


                               2
                             K-1-3

     (d) All advances, charges, reasonable costs and reasonable expenses, including reasonable attorney's fees, incurred or paid by the Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Agent for the benefit of the Lenders by the Pledgor immediately upon demand therefor, with interest thereon until paid in full at the Default Rate for Base Rate Loans.

     2. STATUS OF PLEDGED STOCK. The Pledgor hereby represents and warrants to the Agent for the benefit of the Lenders that (i) all of the shares of Pledged Stock are validly issued and outstanding, fully paid and nonassessable and constitute all the authorized, issued and outstanding shares of common stock of each of the Pledged Subsidiaries which are Domestic Subsidiaries and 65% (or such lesser percentage as Pledgor owns, as indicated on Schedule I) of the authorized, issued and outstanding shares of common stock of each of the Pledged Subsidiaries which are Direct Foreign Subsidiaries, (ii) the Pledgor is the registered and record and beneficial owner of such Pledged Stock, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the Liens created under the Loan Documents and applicable restrictions imposed by federal and state securities law), (iii) the Pledgor has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer such Pledged Stock in the manner and form hereof, and (iv) the pledge, assignment and delivery of such Pledged Stock by the Pledgor to the Agent for the benefit of the Lenders pursuant to this Agreement creates, together with the delivery of the certificates evidencing such Pledged Stock, which delivery has heretofore been accomplished, a valid and perfected first priority security interest in such Pledged Stock in favor of the Agent for the benefit of the Lenders, securing the payment of the Secured Obligations. Except as permitted under Sections 9.5 or 9.7 of the Credit Agreement, none of the Pledged Stock (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein, without the Agent's prior written consent. The Pledgor covenants with the Agent for the benefit of the Lenders that it shall at all times cause the Pledged Stock to be represented by the certificates now and hereafter delivered to the Agent in accordance with Section 1 hereof and that it shall not cause, suffer or permit any of the Pledged Subsidiaries to issue any capital stock, or securities convertible into, or exercisable or exchangeable for, capital stock, at any time during the term of this Agreement other than to the Pledgor and subject to this Agreement pursuant to Section 23 hereof.

     3.   PRESERVATION AND PROTECTION OF COLLATERAL.

     (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, other than the obligation to deal with the Collateral while in its possession in the same manner as the Agent deals with similar securities or property held as collateral for loans.

     (b) The Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been


                               3
                             K-1-4
established in accordance with GAAP and evidenced to the satisfaction of the Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

     4.   DEFAULT.   Upon the occurrence and during the
continuance of any Event of Default, the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent per-missible by law and the Pledgor acknowledges that the Collateral is of a type customarily sold on a recognized market. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. The Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or
(iii) to limit the amount of Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Pledged Stock, even if such issuer would agree to register or otherwise qualify for public sale under the Securities Act or applicable state law. The Pledgor agrees that private sales made under the foregoing circumstances will not, for that reason, be deemed to have been made in a manner which is not commercially reasonable. The Pledgor hereby acknowledges that a ready market may not exist for the Pledged Stock since it is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Stock may be sold for an amount less than a pro rata share of the


                               4
                             K-1-5
fair market value of the issuer's assets minus its liabilities.
In addition to the foregoing, the Lenders may exercise such other rights and remedies as may be available under the Loan Documents, at law or in equity.

     5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral hereunder and all sums received or collected from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Agent in connection with any holding, sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorney's fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as is provided in Section 10.5 of the Credit Agreement and otherwise as the Agent may determine and as permitted by applicable law. The Agent shall, upon satisfaction in full of all such Secured Obligations, pay any balance to the Pledgor or otherwise as may be required by applicable law.

     6. PRESENTMENTS, DEMANDS AND NOTICES. The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonper-formance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

     7. ATTORNEY-IN-FACT. The Pledgor hereby appoints the Agent as the Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment, principal payment or other distribu-tion payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same.

     8. WAIVER BY PLEDGOR. The Pledgor waives (to the extent permitted by applicable law) any right to require any Secured Party or any other obligee of the Secured Obligations to (a) proceed against any other Pledgor or any Person, including without limitation any Guarantor, (b) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Pledgor or any other Person, including without limitation any Guarantor, or by reason of the cessation from any cause whatsoever of the liability of any other Pledgor or any other Person, including without limitation, any Guarantor. The Agent may at any time deliver (without representation, recourse or warranty) the


                               5
                             K-1-6

Collateral or any part thereof to the Pledgor and the receipt thereof by the Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.

     9.   DIVIDENDS AND VOTING RIGHTS.

     (a) All dividends and other distributions with respect to the Pledged Stock shall be subject to the pledge hereunder, except for cash dividends permitted to be made under the Credit Agreement, which may be retained by the Pledgor so long as no Event of Default shall have occurred and be continuing, and shall be retained by the Pledgor free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, all such cash and other dividends shall be promptly delivered to the Agent if requested by the Agent (together, if the Agent shall request, with stock powers or instruments of assignment duly executed in blank affixed to any stock certificate or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations as they become due.

     (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of the Pledgor shall not be changed and the Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

     (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgor to receive and retain dividends upon the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Lenders.

     (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise with respect to the Collateral pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Lenders and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end the Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to the Pledged Stock hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement as set forth in Section 22 hereof, and the Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

     10. POWER OF SALE. Until all of the Secured Obligations shall have irrevocably been paid in full, the power of sale and

                               6
                             K-1-7
other rights, powers and remedies granted to the Agent for the benefit of the Lenders hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of the Pledgor may have ceased.

     11. OTHER RIGHTS. The rights, powers and remedies given to the Agent for the benefit of the Lenders by this Agreement shall be in addition to all rights, powers and remedies given to any Lenders by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Lenders shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

     12. ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section
10.5 of the Credit Agreement. The Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     13.  ABSOLUTE RIGHTS AND OBLIGATIONS.  All rights of the
Secured Parties, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured
     Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of



                               7
                             K-1-8
     or consent to departure from any guaranty, for all or any of the Secured Obligations; or

          (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Agreement.

     14. DEFINITIONS. All terms used herein unless otherwise defined in the Credit Agreement shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Georgia, and such definitions are hereby incorporated herein by reference and made a part hereof.

     15. ENTIRE AGREEMENT; WAIVERS. This Agreement, together with the Credit Agreement, the Guaranty Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto. No waiver of any provision of this Pledge Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     16. FURTHER ASSURANCES. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Lenders hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Lenders, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to any of such issuers or obligors. The Agent may from time to time, at its option, perform any act which Pledgor agrees hereunder to perform and which Pledgor shall fail to perform after being requested in writing to so perform and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of the security interest therein.

     17. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and


                               8
                             K-1-9
inure to the benefit of the parties hereto, and to their respective successors and assigns, except that Pledgor shall not assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

     18.  SWAP AGREEMENTS.  All obligations of the Borrower under
Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     19. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     21. EXPENSES; INDEMNIFICATION. Upon demand, Pledgor will pay, to the Agent the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Agent may incur in connection with the administration of this Pledge Agreement or any instrument relating hereto, the removal, custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of the Agent and the Secured Parties with respect to Collateral, the failure by Pledgor to perform or observe any of the provisions hereof or the advancement of any funds in connection with actions taken pursuant to this Agreement. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Pledgor has incurred any Obligation (all the foregoing, collectively, the "Indemnified liabilities"); provided, however, that the Pledgor shall have no obligation hereunder with respect to indemnified liabilities resulting from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations and termination or expiration of this Agreement.

     22. TERMINATION. This Agreement and all obligations of the Pledgor hereunder shall terminate on irrevocable payment in full


                               9
                             K-1-10
of the Secured Obligations, at which time the Liens and rights granted to the Agent for the benefit of the Lenders hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgor, deliver to the Pledgor the certificates evidencing the Pledged Stock (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Stock then in its custody), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

     23. ADDITIONAL SHARES. If the Pledgor shall acquire or hold (a) any additional shares of capital stock of any Pledged Subsidiary or (b) any shares of capital stock of any Subsidiary not listed on Schedule I hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Article IV or any other provision of the Credit Agreement (any such shares described in clauses (a) or (b) above being referred to herein as the "Additional Shares"), the Pledgor shall deliver to the Agent for the benefit of the Lenders (i) a revised Schedule I hereto reflecting the ownership and pledge of such Additional Shares and
(ii) a Stock Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Shares duly completed and signed by the Pledgor. The Pledgor shall comply with the requirements of this Section 23 concurrently with the acquisition of any such Additional Shares in the case of shares described in clause (a) above, and within the time period specified in Article IV or elsewhere in the Credit Agreement with respect to shares described in clause (b) above.

     24. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement, and the issuing of Letters of Credit for the benefit of the Borrower, shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor's grant of the Lien on the Collateral hereunder.

     25. NOTICES. Any notice required or permitted hereunder shall be given, (a) with respect to the Pledgor, at its address indicated in Section 12.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 12.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in
Section  12.2 of the Credit Agreement.

     26.  GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

          (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
     IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA
     APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
     IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY
     OUTSIDE SUCH STATE.


                               10
                             K-1-11

          (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA OR THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PLEDGOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE PLEDGOR PROVIDED IN SECTION
     12.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) or (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING
     ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE PLEDGOR OR ANY OF THE PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE PLEDGOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.


                               11
                             K-1-12

     IN WITNESS WHEREOF, the parties have duly executed this Stock Pledge Agreement on the day and year first written above.

                              PLEDGOR:

                              MILLER INDUSTRIES, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________





                              AGENT:

                              NATIONSBANK OF TENNESSEE, NATIONAL
                              ASSOCIATION, as Agent for the
                              Lenders


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________





                                      STOCK PLEDGE AGREEMENT


                                     SIGNATURE PAGE 1 OF 1
                             K-1-13

                            SCHEDULE I

         Name of Issuer        Pledgor/       Class of      Total       Par        Number         Number of     Certificate
                               Owner(s)        Stock       Number      Value      of Shares         Shares         No(s).
                                              Pledged     of Shares     Per       Issued and       Pledged
                                                         Authorized    Share     Outstanding
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                             K-1-14

                                EXHIBIT A


                    STOCK PLEDGE AGREEMENT SUPPLEMENT

     THIS STOCK PLEDGE AGREEMENT SUPPLEMENT (this "Supplement"), dated as of ______________, 199__ is made by and between MILLER INDUSTRIES, INC., a Tennessee corporation (the "Pledgor"), and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders") now or hereafter party to the Credit Agreement dated as of January 30, 1998 among such Lenders, the Agent, Pledgor and Miller Industries Towing Equipment Inc. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Stock Pledge Agreement (as defined below).

     WHEREAS,  the Pledgor is a party to that certain Stock
Pledge Agreement dated as of _______________, 19__ by the Pledgor in favor of the Agent for the benefit of the Lenders (the "Stock
Pledge Agreement"); and

     WHEREAS, the Pledgor is required under the terms of the Credit Agreement and the Stock Pledge Agreement to cause certain shares of capital stock held by it and listed on Annex A to this Supplement (the "Additional Shares") to become subject to the Stock Pledge Agreement; and

     WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation of the Pledgor to pledge to the Agent for the benefit of the Lenders the Additional Shares, whether then owned and not required to be subject to a pledge or subsequently acquired or created; and

     WHEREAS, the Agent and the Lenders have required the Pledgor to pledge to the Agent for the benefit of the Lenders all of the Additional Shares in accordance with the terms of the Credit Agreement and the Stock Pledge Agreement;

     NOW, THEREFORE, the Pledgor hereby agrees as follows with the Agent, for the benefit of the Lenders:

     1. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Collateral contained in the Stock Pledge Agreement and pledges and collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a first priority lien and security interest in, the Additional Shares and all of the following:

          (a) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Shares, other than cash dividends permitted to be retained by the Pledgor under Section 9 of the Pledge Agreement;

          (b)  all other property hereafter delivered to the

                             K-1-15
     Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Shares; and

          (c)  all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, the Additional Shares constitute "Pledged Stock" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Stock contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Shares. A revised
Schedule I to the Pledge Agreement reflecting the Additional Shares and all other Pledged Stock, together with stock certificates representing the Additional Shares with stock powers duly executed in blank by the Pledgor, have been delivered herewith to the Agent.

     IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.


                              MILLER INDUSTRIES, INC.

                              By:________________________________
                              Name:______________________________
                              Title:_____________________________


Acknowledged and accepted:

NATIONSBANK OF TENNESSEE,
NATIONAL ASSOCIATION,
as Agent for the Lenders

By:________________________________
Name:______________________________
Title:_____________________________

                             K-1-16

                             ANNEX A

                        Additional Shares

 Name of Pledged             Class of Stock                  Total Number of     Certificate Numbers
Subsidiary or Issuer         --------------                  Shares Pledged      -------------------
--------------------                                         --------------


                             K-1-17
                               EXHIBIT K-2

          Form of Stock Pledge Agreement (Domestic Subsidiaries)


                              [See Attached]




                              K-2-1
                                 FORM OF
                          STOCK PLEDGE AGREEMENT
                            (US Subsidiaries)

     THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made and entered into as of this ____ day of ________, 19__ by and between EACH OF THE UNDERSIGNED direct and indirect subsidiaries of Miller Industries, Inc. ("Miller"), a Tennessee corporation (the "Pledgors", and each individually a "Pledgor"), and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders" and collectively with the Agent the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                       W I T N E S S E T H:


     WHEREAS, the Secured Parties have agreed to provide to Miller and to Miller Industries Towing Equipment Inc., a Delaware company ("Miller Towing," and together with Miller, the "Borrower"), certain credit facilities, including a revolving credit facility with a letter of credit sublimit and a swing line sublimit, pursuant to the Credit Agreement dated as of January 30, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

     WHEREAS, all or some of the Pledgors have entered into the Credit Agreement or that certain Guaranty Agreement dated as of ___________, 19__ in favor of the Agent for the benefit of the Lenders; and

     WHEREAS, as collateral security for the payment and performance of the Borrower's Obligations and the Guarantors' Obligations (as defined in the Guaranty), each Pledgor is willing to pledge and grant to the Agent for the benefit of the Lenders a security interest in all of the issued and outstanding shares of capital stock, whether now in existence or hereafter issued, of each of its subsidiaries which are Domestic Subsidiaries, and 65% (or such lesser percentage as such Pledgor shall own) of the issued and outstanding shares of capital stock or equivalent indicia of ownership under the law or practice of any foreign jurisdiction, whether now in existence or hereafter issued, of each of its subsidiaries which are Direct Foreign Subsidiaries, all of which are required to be subject to a Pledge Agreement pursuant to the Credit Agreement (the "Pledged Stock"), including without limitation the Pledged Stock in such Subsidiaries more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose capital stock may be required to be subject to a Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"); and

     WHEREAS, the Lenders are unwilling to enter into the Loan
Documents unless each Pledgor enters into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents, to extend credit to the Borrower

                              K-2-2
and to make loans and advances and issue letters of credit and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1.   PLEDGE OF STOCK; OTHER COLLATERAL.

     (a) As collateral security for the payment and performance by the Borrower of its now or hereafter existing Obligations and by the Pledgors of their now or hereafter existing liabilities and obligations under the Guaranty (collectively with the Obligations, the "Secured Obligations"), each Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a first priority lien and security interest in, the Pledged Stock and all of the following:

               (i) all cash, securities, dividends, rights and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock, other than cash dividends permitted to be retained by the Pledgors under Section 9 hereof;

               (ii) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock; and

               (iii)     all proceeds of any of the foregoing.

All such Pledged Stock, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, other than cash dividends issued in respect of such Pledged Stock that are permitted to be retained by the Pledgors under Section 9 hereof, are herein collectively referred to as the "Collateral." All of the Pledged Stock described on Schedule I in effect from time to time is currently owned by the respective Pledgors and represented by the stock certificates listed on Schedule I hereto. Certificates evidencing all the Pledged Stock on the Closing Date, together with stock powers duly executed in blank by the Pledgors, have been delivered to the Agent.

     (b) Each Pledgor agrees to deliver all the Collateral to the Agent at such location or locations as the Agent shall from time to time designate by written notice pursuant to Section 25 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

     (c) Each Pledgor agrees to deliver all share certificates, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Agent may reasonably request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders and further agrees to do and cause to be done all things determined by the Agent to be reasonably necessary to perfect and keep in

                               2
                              K-2-3
full force the Lien in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders, including, but not limited to, the prompt payment of all reasonable out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders. Each Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the Lien in the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders hereunder.

     (d) All advances, charges, reasonable costs and reasonable expenses, including reasonable attorney's fees, incurred or paid by any Secured Party in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Agent for the benefit of the Lenders by the Pledgors immediately upon demand therefor, with interest thereon until paid in full at the Default Rate for Base Rate Loans.

     2. STATUS OF PLEDGED STOCK. Each Pledgor hereby represents and warrants to the Agent for the benefit of the Lenders that (i) all of the shares of Pledged Stock are validly issued and outstanding, fully paid and nonassessable and constitute all the authorized, issued and outstanding shares of common stock of each of the Pledged Subsidiaries of such Pledgor which are Domestic Subsidiaries and at least 65% (or such lesser percentage as is owned by such Pledgor and indicated on Schedule I) of the authorized, issued and outstanding shares of common stock of each of the Pledged Subsidiaries of such Pledgor which are Direct Foreign Subsidiaries, (ii) such Pledgor is the registered and record and beneficial owner of such Pledged Stock, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the Liens created under the Loan Documents and restrictions imposed by applicable federal or state securities law), (iii) such Pledgor has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer such Pledged Stock in the manner and form hereof, and (iv) the pledge, assignment and delivery of such Pledged Stock by such Pledgor to the Agent for the benefit of the Lenders pursuant to this Agreement creates, together with the delivery of the certificates evidencing such Pledged Stock, which delivery has heretofore been accomplished, a valid and perfected first priority security interest in such Pledged Stock in favor of the Agent for the benefit of the Lenders, securing the payment of the Secured Obligations. Except as permitted under Sections
9.5 or 9.7 of the Credit Agreement, none of the Pledged Stock (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein, without the Agent's prior written consent. Each Pledgor covenants with the Agent for the benefit of the Lenders that it shall at all times cause the Pledged Stock to be represented by the certificates now and hereafter delivered to the Agent in accordance with Section 1 hereof and that it shall not cause, suffer or permit any of the Pledged Subsidiaries to issue any capital stock, or securities convertible into, or exercisable or exchangeable for, capital stock, at any time during the term of this Agreement other than to the Pledgors and subject to this Agreement pursuant to Section 23 hereof.

                               3
                              K-2-4

     3.   PRESERVATION AND PROTECTION OF COLLATERAL.

     (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, other than the obligation to deal with the Collateral while in its possession in the same manner as the Agent deals with similar securities or property held as collateral for loans.

     (b) Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the satisfaction of the Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgors to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

     4.   DEFAULT.   Upon the occurrence and during the
continuance of any Event of Default, the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgors or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent per-missible by law and the Pledgors acknowledge that the Collateral is of a type customarily sold on a recognized market. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. Each Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or
(iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgors than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions,

                               4
                              K-2-5
and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Pledged Stock, even if such issuer would agree to register or otherwise qualify for public sale under the Securities Act or applicable state law. Such Pledgor agrees that private sales made under the foregoing circumstances will not, for that reason, be deemed to have been made in a manner which is not commercially reasonable. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Stock since it is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Stock may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Lenders may exercise such other rights and remedies as may be available under the Loan Documents, at law or in equity.

     5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral hereunder and all sums received or collected hereunder from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Agent in connection with any holding, sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorney's fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as is provided in Section 10.5 of the Credit Agreement and otherwise as the Agent may determine and as permitted by applicable law. The Agent shall, upon satisfaction in full of all such Secured Obligations, pay any balance to the Pledgors or otherwise as may be required by applicable law.

     6. PRESENTMENTS, DEMANDS AND NOTICES. The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonper-formance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

     7. ATTORNEY-IN-FACT. Each Pledgor hereby appoints the Agent as such Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same.



                               5
                              K-2-6

     8. WAIVER BY PLEDGORS. Each Pledgor waives (to the extent permitted by applicable law) any right to require the Agent or any Lender or any other obligee of the Secured Obligations to (a) proceed against any other Pledgor or any Person, including without limitation any Guarantor, (b) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Pledgor or any other Person, including without limitation any Guarantor, or by reason of the cessation from any cause whatsoever of the liability of any other Pledgor or any other Person, including without limitation, any Guarantor. The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to any Pledgor who has an interest therein and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.

     9.   DIVIDENDS AND VOTING RIGHTS.

     (a) All dividends and other distributions with respect to the Pledged Stock shall be subject to the pledge hereunder, except for cash dividends permitted to be made under the Credit Agreement, which may be retained by the Pledgors so long as no Event of Default shall have occurred and be continuing, and shall be retained by the Pledgors free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, all such cash and other dividends shall be promptly delivered to the Agent if requested by the Agent (together, if the Agent shall request, with stock powers or instruments of assignment duly executed in blank affixed to any stock certificate or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations as they become due.

     (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of any Pledgor shall not be changed and the Pledgors shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

     (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgors to receive and retain dividends upon the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Lenders.

     (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of the Pledgors to exercise the voting or consensual rights and powers which it is authorized to exercise with respect to the Collateral pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Lenders and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints

                               6
                              K-2-7
the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to the Pledged Stock hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement as set forth in Section 22 hereof, and each Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

     10. POWER OF SALE. Until all the Secured Obligations shall have irrevocably been paid in full, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Lenders hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of any Pledgor may have ceased.

     11. OTHER RIGHTS. The rights, powers and remedies given to the Agent for the benefit of the Lenders by this Agreement shall be in addition to all rights, powers and remedies given to any Lenders by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Lenders shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

     12. ANTI-MARSHALLING PROVISIONS. The right is hereby given by each Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release such Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section
10.5 of the Credit Agreement. Each Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     13.  ABSOLUTE RIGHTS AND OBLIGATIONS.  All rights of the
Secured Parties, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:


                               7
                              K-2-8

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;
          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

          (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of the Secured Obligations or of this Agreement.

     14. DEFINITIONS. All terms used herein unless otherwise defined in the Credit Agreement shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Georgia, and such definitions are hereby incorporated herein by reference and made a part hereof.

     15. ENTIRE AGREEMENT; WAIVERS. This Agreement, together with the Credit Agreement, the Guaranty Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto. No waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     16. FURTHER ASSURANCES. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Lenders hereunder. Each Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Lenders, to exercise its rights hereunder with respect to the Collateral,

                               8
                              K-2-9
notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgors or any other Person to any of such issuers or obligors. The Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing to so perform and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of the security interest therein.

     17. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

     18.  SWAP AGREEMENTS.  All obligations of the Borrower under
Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     19. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     21. EXPENSES; INDEMNIFICATION. Upon demand, each Pledgor will pay to the Agent the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Agent may incur in connection with the administration of this Pledge Agreement or any instrument relating hereto, the removal, custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of the Agent and the Secured Parties with respect to Collateral, the failure by such Pledgor to perform or observe any of the provisions hereof or the advancement of any funds in connection with actions taken pursuant to this Agreement. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, each Pledgor hereby jointly and severally covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery,

                               9
                              K-2-10
enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Pledgor has incurred any obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Pledgor shall have no obligation hereunder with respect to indemnified liabilities resulting from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations or termination or expiration of this Agreement.

     22. TERMINATION. This Agreement and all obligations of the Pledgors hereunder shall terminate on the irrevocable payment in full of the Secured Obligations, at which time the Liens and rights granted to the Agent for the benefit of the Lenders hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgors, deliver to the Pledgors the certificates evidencing the Pledged Stock (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Stock then in its custody), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

     23. ADDITIONAL SHARES. If any Pledgor shall acquire or hold (a) any additional shares of capital stock of any Pledged Subsidiary or (b) any shares of capital stock of any Subsidiary not listed on Schedule I hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Article IV or any other provision of the Credit Agreement (any such shares described in clauses (a) or (b) above being referred to herein as the "Additional Shares"), such Pledgor shall deliver to the Agent for the benefit of the Lenders (i) a revised Schedule I hereto reflecting the ownership and pledge of such Additional Shares and
(ii) a Stock Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Shares duly completed and signed by such Pledgor. Each Pledgor shall comply with the requirements of this Section 23 concurrently with the acquisition of any such Additional Shares in the case of shares described in clause (a) above, and within the time period specified in Article IV or elsewhere in the Credit Agreement with respect to shares described in clause (b) above.

     24. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement, and the issuing of Letters of Credit for the benefit of the Borrower, shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor's grant of the Lien on the Collateral hereunder.

     25. NOTICES. Any notice required or permitted hereunder shall be given, (a) with respect to any Pledgor, care of the


                               10
                              K-2-11

Borrower at its address indicated in Section 12.2 of the Credit
Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 12.2 of the Credit
Agreement. All such notices shall be given and shall be effective as provided in Section 12.2 of the Credit Agreement.

     26.  GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

          (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
     IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA
     APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
     IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY
     OUTSIDE SUCH STATE.

          (b) EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA OR THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PLEDGOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION
      12.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) or (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING
     ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE EACH PLEDGOR OR ANY OF SUCH PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH PLEDGOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                    [Signature pages follow.]



                               11
                              K-2-12

     IN WITNESS WHEREOF, the parties have duly executed this Stock Pledge Agreement on the day and year first written above.


                         PLEDGORS:

                         [LIST PLEDGORS]



                          By:______________________________________________
                          Name:___________________________________________
                          Title:____________________________________________






                     STOCK PLEDGE AGREEMENT


                      SIGNATURE PAGE 1 OF 2
                              K-2-13

                         AGENT:

                         NATIONSBANK OF TENNESSEE,
                         NATIONAL ASSOCIATION, as Agent for the Lenders


                         By:_____________________________________
                         Name:___________________________________
                         Title:__________________________________




                     STOCK PLEDGE AGREEMENT


                      SIGNATURE PAGE 2 OF 2

                              K-2-14
                            SCHEDULE I

Name of Issuer      Pledgor/       Class of     Total Number      Par         Number        Number of    Certificate
                    Owner(s)         Stock        of Shares      Value       of Shares       Shares        No(s).
                                    Pledged      Authorized       Per       Issued and       Pledged
                                                                 Share      Outstanding
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                              K-2-15

                                EXHIBIT A


                    STOCK PLEDGE AGREEMENT SUPPLEMENT

     THIS STOCK PLEDGE AGREEMENT SUPPLEMENT (this "Supplement"), dated as of ______________, 199__ is made by and between ___________________________, _____________________________ (the
"Pledgor"), and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders") now or hereafter party to the Credit Agreement dated as of January 30, 1998 among such Lenders, the Agent, Miller Industries, Inc. and Miller Industries Towing Equipment Inc. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Stock Pledge Agreement (as defined below).

     WHEREAS, the Pledgor is a party to that certain Stock Pledge Agreement dated as of ______________, 19__ by the Pledgor and certain affiliates of the Pledgor in favor of the Agent for the benefit of the Lenders (the "Stock Pledge Agreement"); and

     WHEREAS, the Pledgor is required under the terms of the Credit Agreement and the Stock Pledge Agreement to cause certain shares of capital stock held by it and listed on Annex A to this Supplement (the "Additional Shares") to become subject to the Stock Pledge Agreement; and

     WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties was the obligation of the Pledgor to pledge to the Agent for the benefit of the Lenders the Additional Shares, whether then owned and not required to be subject to a pledge or subsequently acquired or created; and

     WHEREAS, the Secured Parties have required the Pledgor to pledge to the Agent for the benefit of the Lenders all of the Additional Shares in accordance with the terms of the Credit
Agreement and the Stock Pledge Agreement;

     NOW, THEREFORE, the Pledgor hereby agrees as follows with the Agent, for the benefit of the Lenders:

     1. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Collateral contained in the Stock Pledge Agreement and pledges and collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a first priority lien and security interest in, the Additional Shares and all of the following:

          (a) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Shares, other than cash dividends permitted to be retained by the Pledgor under Section 9 of the Stock Pledge Agreement;

                              K-2-16
          (b) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Shares; and

          (c)  all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, the Additional Shares constitute "Pledged Stock" under and are subject to the Stock Pledge Agreement. Each of the representations and warranties with respect to Pledged Stock contained in the Stock Pledge Agreement is hereby made by the Pledgor with respect to the Additional Shares. A revised Schedule I to the Stock Pledge Agreement reflecting the Additional Shares and all other Pledged Stock, together with stock certificates representing the Additional Shares with stock powers duly executed in blank by the Pledgor, have been delivered herewith to the Agent.

     IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.


                               __________________________________

                              By:________________________________
                              Name:______________________________
                              Title:_____________________________



Acknowledged and accepted:

NATIONSBANK OF TENNESSEE,
NATIONAL ASSOCIATION, as Agent for the Lenders

By:____________________________________
Name:__________________________________
Title:___________________________________

                              K-2-17

                             ANNEX A



                        Additional Shares

 Name of Pledged             Class of Stock              Total Number of     Certificate Numbers
Subsidiary or Issuer         --------------              Shares Pledged      -------------------
--------------------                                     --------------

                              K-2-18

                                EXHIBIT L

          Form of Opinion of Borrowers' and Guarantors' Counsel






                                  L-1-1

                                EXHIBIT M

                          Compliance Certificate

NationsBank of Tennessee,
 National Association, as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9436


     Reference is hereby made to the Credit Agreement dated as of January 30, 1998 (the "Agreement") among MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller, the "Borrowers"), the Lenders (as defined in the Agreement) and NationsBank of Tennessee, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of _____________, 19___ (the "Determination Date") as follows:

1.   Calculations

     A.   Compliance with Section 9.1(a): Consolidated Tangible
          Shareholders' Equity

          1.   Issued and outstanding share capital                    $________

          2.   Additional paid-in capital plus retained income
               (retained deficit to be expressed as a negative)        $________

          3. Foreign currency translation (to be expressed as a negative, if applicable)
               $__________

          4.   Non-recurring noncash restructuring charges
               since ____________, 19__                                $________

          5.   Treasury stock                                          $________

          6.   Intangibles, including goodwill ($__________)
               and patents and trademarks ($__________)                $_______

          10.  Consolidated Tangible Shareholders' Equity
               (A.1 + A.2 + A.3 + A.4 - A.5 - A.6)                     $_______



          Required:
          (i)  Requirement for prior fiscal quarter
               ($93,000,000 if prior fiscal quarter is
               fiscal quarter in which Closing Date occurs); plus      $_______
          (ii) 50% of Consolidated Net Income since first
               day of current fiscal quarter; plus                     $_______
          (iii)     100% of the Net Proceeds of any Equity Offering    $_______

          Total:                                                       $_______

     B.   Compliance with Section 9.1(b): Consolidated Funded
          Senior Indebtedness to Consolidated EBITDA

          1.   Consolidated Funded Senior Indebtedness                 $________
          2.   Consolidated EBITDA for such period                     $________
               a.   Consolidated Net Income             $__________
               b.   Consolidated Interest Expense       $__________
               c.   Taxes on income                     $__________
               d.   Amortization                        $__________
               e.   Depreciation                        $__________
               f.   Non-recurring noncash
                    restructuring charges               $__________
               g.   Net gains on the sale, conversion
                    or other disposition of capital
                    assets                              $__________
               h.   Net gains on the acquisition,
                    retirement, sale or other
                    disposition of capital stock and
                    other securities                    $__________
               i.   Net gains on the collection of
                    proceeds of life insurance
                    policies                            $__________
               j.   Write-ups of any assets other than
                    permitted by FAS 16                 $__________
               k.   Other extraordinary net gains
                    or credits                          $__________

               TOTAL ([a + b +c + d + e + f] -
                        [g + h + i + j + k]                            $________

          3.   Ratio of B.2 to B.1                                 ____ to ____

          Required: Line 3 must not be more than 3.00
                    to 1.00

     C.   Compliance with Section 9.1(c): Consolidated Funded
          Total Indebtedness to Consolidated EBITDA

          1.   Consolidated Funded Total Indebtedness                  $________
          2.   Consolidated EBITDA for such period (see B.2)           $________
          3.   Ratio of C.2 to C.1                                   ____ to ___

          Required: Line 3 must not be more than 3.50
                    to 1.00

     D.   Compliance with Section 9.1(d): Consolidated Fixed Charge Ratio

          1.   Consolidated EBITDA for such period (see B.2)           $_______
          2.   Lease, rental and other expenses in connection
               with operating leases for such period                   $_______
          3.   Capital Expenditures for such period                    $_______
          4.   Taxes paid or accrued on income for such period         $_______


          5.   Consolidated Fixed Charges for such period:
               (i)  Consolidated Interest
                    Expense, plus                       $___________
               (ii) Lease, rental and other expenses
                    in connection with operating
                    leases, plus                        $___________
              (iii) Current maturities of Consolidated
                    Funded Total Indebtedness, plus     $___________
               (iv) Current maturities of Capital
                    Leases, plus                        $___________
               (v)  Payments in respect of Acquisitions
                    representing any deferred portion
                    of consideration, plus              $___________
               (vi) Payments in respect of Off Balance
                    Sheet Liabilities                   $___________

                    TOTAL (i + ii + iii + iv + v + vi)                 $_______

          6.   D.1 + D.2                                               $_______
          7.   D.3 + D.4                                               $_______
          8.   D.6 - D.7                                               $_______
          9.   Ratio of C.8 to C.5                                    ___ to ___

          Required: Not less than --

          Closing Date through and including the
          day immediately prior to Fiscal Year
          End 1999                                                 1.00 to 1.00

          Fiscal Year End 1999 through and including
          the day immediately prior to Fiscal Year 2000            1.20 to 1.00

          Fiscal Year End 2000 and thereafter                      1.25 to 1.00

     E.   Compliance with Section 9.2: Acquisitions

          1. Acquisitions during fiscal quarter, including Cost of Acquisition

               a.   Name of Subsidiary: ______________                 $________
               b.   Name of Subsidiary: ______________                 $________
               c.   Name of Subsidiary: ______________                 $________
               d.   Name of Subsidiary: ______________                 $________
               e.   Name of Subsidiary: ______________                 $________
               f.   Name of Subsidiary: ______________                 $________
               g.   Name of Subsidiary: ______________                 $________
               h.   Name of Subsidiary: ______________                 $________

          2.   Total Cost of Acquisition during fiscal quarter         $________

          3.   Total Cost of Acquisition during prior fiscal
               quarters during such Fiscal year                        $________

          4.   Total Cost of Acquisition during Fiscal Year to date    $________

          Required: Cost of Acquisition not greater than $10,000,000 per acquisition or
                    $50,000,000 in any Fiscal Year

     F. Compliance with Section 9.4(d): Purchase Money Indebtedness and Capital Lease Obligations

          1.   Purchase money and Capital Lease obligations            $________

          Required: Not more than $5,000,000 outstanding at any time

     G.   Compliance with Section 9.4(e): Guarantees of Trade
          Account Indebtedness

          1.   Guarantees of trade account indebtedness                $________

          Required: Not more than $2,000,000 outstanding at any time

     H.   Compliance with Section 9.4(g): Additional Indebtedness

          5.   Total additional Indebtedness                           $________

          Required: Not more than $5,000,000 outstanding at any time

2.   No Default

          A. Since __________ (the date of the last similar certification), (a) the Borrowers have not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article X of the Agreement has occurred and is continuing.

          B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default: ________________________________________
     _____________________________________________________________________
     _____________________________________________________________________
     __________________________________.
     (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

     The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 8.1 of the Agreement.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.



                              By:_________________________________________
                                     Authorized Representative
                              Name:_______________________________________
                              Title:______________________________________



                             SCHEDULE 1.1(a)

                              Existing Debt
                             SCHEDULE 1.1(b)

                        Existing Letters of Credit
                               SCHEDULE 7.4

                               Subsidiaries
                               SCHEDULE 7.6

                          Existing Indebtedness
                               SCHEDULE 7.7

                           Title to Properties
                              SCHEDULE 7.10

                                Litigation
                              SCHEDULE 7.19

                            Employment Matters
                               SCHEDULE 8.5

                                Insurance